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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to § 240.14a-12

CHURCH LOANS AND INVESTMENTS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[_]

Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

CHURCH LOANS AND INVESTMENTS TRUST

5305 W. Interstate 40

Amarillo, Texas 79106

(806) 358−3666

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on ____________, 2010

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of Church Loans and Investments Trust (the “Trust”) will be held on ___________, 2010, at 10:00 a.m., Central Standard Time, at the [Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle, Amarillo, Texas].

The Special Meeting is called by the Board of Trust Managers of the Trust (the “Board”) for the purpose of considering and voting upon the following matters:

1.

To approve an amendment to the Trust’s Declaration of Trust which will set the number of authorized shares of beneficial interest at 100,000,000;

2.

To approve an amendment to the Trust’s Declaration of Trust to authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code;

3.

To approve an amendment to the Trust’s Declaration of Trust to designate a series of shares as Series A Preferred Shares (the “Series A Authorization”);

4.

To approve an amendment to the Trust’s Declaration of Trust which will effect a 1-for-2,448 reverse share split (the “Reverse Share Split”) of the Trust’s shares of beneficial interest and the repurchase of the resulting fractional shares held by each shareholder with less than one share after the Reverse Share Split;

5.

To approve an amendment to the Trust’s Declaration of Trust which will effect a 2,448-for-1 forward share split to be effective promptly following the effectiveness of the Reverse Share Split (the “Forward Share Split”); and

6.

To approve an amendment to the Trust’s Declaration of Trust which will effect a conversion of all shares of beneficial interest held by record shareholders owning fewer than 7,000 shares of beneficial interest, following the Forward Share Split, into shares of the Series A Preferred Shares on the basis of one share of beneficial interest (“Common Shares”) for one share of Series A Preferred Shares (the “Series A Conversion”).

Each of the proposals identified above (collectively, the “Proposals” and individually a “Proposal”) will be voted on separately at the Special Meeting; however, the effectiveness of any of the Proposals numbered 3, 4, 5 or 6 listed above (collectively, we refer to Proposals 3, 4, 5 and 6 as the “Going Private Proposals”) is conditioned upon the passage of all of the Going Private Proposals, and none of the Going Private Proposals will be effective without the passage of all four of the Going Private Proposals.  Neither Proposal 1 nor Proposal 2 is conditioned upon the passage or approval of any other Proposal.

The purpose of Proposals 3 through 6 is to reduce below 300 the number of record holders of the Common Shares and to create a second class of securities, the Series A Preferred Shares, held of record by fewer than 500 record holders.  Upon achieving these results, the Trust will be eligible to terminate its obligation to file reports with the Securities and Exchange Commission.  Upon or shortly after termination of such filing and reporting obligations, the Trust’s Common Shares will cease to be eligible to be traded on any securities trading market by virtue of  deregistration of our Common Shares and termination of our reporting obligations.

The Board has established _____________, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Board.

The Board has carefully considered the terms of all the Proposals and believes that all of the Proposals are fair to, and in the best interests of, the Trust and its shareholders. The Board has unanimously approved the Proposals and recommends that you vote FOR the approval of each of the Proposals.

You may vote your shares in person at the Special Meeting or by mail. A form of proxy is enclosed to enable you to vote your shares by mail. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.   Your vote is very important. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly.

Important Notice Regarding the Availability of Proxy Material for the Special Meeting to be held on ____________, 2010 — this Proxy Statement is available at [ www.churchloans.com].

By Order of the Board

__________________________________

B.R. McMorries

Chairman of the Board

Amarillo, Texas

_______________, 2010

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE ACCOMPANYING PROXY STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CHURCH LOANS AND INVESTMENTS TRUST

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held On ____________, 2010

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trust Managers (the “Board”) of Church Loans and Investments Trust (“Church Loans” or the “Trust”) to be voted at a special meeting of Church Loans shareholders to be held at the [Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle, Amarillo, Texas at 10:00 a.m.] on ______________, 2010 (the “Special Meeting”).

The Board is soliciting your vote to approve six (6) amendments to the Trust’s Declaration of Trust.  These amendments, if approved, would:

(i)

Set the number of authorized shares of beneficial interest of the Trust at 100,000,000;

(ii)

Authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code;

(iii)

Authorize (the “Series A Authorization”) the designation of a series of shares as Series A Preferred Shares (“Series A Preferred Shares”)

(iv)

Effect a 1-for-2,448 reverse share split (the “Reverse Share Split”) of the Trust’s common shares of beneficial interest (“Common Shares”), which will give the Trust the legal right to repurchase resulting fractional shares held by each shareholder who owns less than one share after the Reverse Share Split;

(v)

Effect a 2,448-for-1 forward share split to be effective following the Reverse Share Split (the “Forward Share Split”);

(vi)

Effect a conversion of all Common Shares held by record shareholders following the Reverse Share Split and the Forward Share Split owning less than 7,000 Common Shares into shares of the Series A Preferred Shares on the basis of one Common Share for one Series A Preferred Share (the “Series A Conversion”).

The proposed amendments to the Declaration of Trust are collectively referenced in this proxy statement as the “Proposals” and, individually, a “Proposal.” All of the Proposals are set forth more particularly in the draft Articles of Amendment attached as Appendix A (the “Amendment”). Under the terms of the proposed Amendment, the Trust would be authorized to issue up to an aggregate of 100,000,000 shares of beneficial interest in the Trust and the Trust’s Board will be authorized to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, to the maximum extent permitted by the Texas Business Organizations Code.  In addition, the terms of the proposed Series A Preferred Shares would be designated and the Recapitalization (as defined below) would be effected.  Each of the six Proposals constituting the Amendment will be voted on separately at the Special Meeting; however, the effectiveness of Proposals 3, 4, 5 and 6 are conditioned upon the passage of each of such Proposals, which we refer to in this proxy statement as the “Going Private Proposals,” and no Going Private Proposal will be effective without the passage of all four of the Going Private Proposals. Proposal 1 and Proposal 2 are not similarly conditioned and each will be effected if the requisite number of shares are cast in favor of such proposals.  All of the Proposals, taken together, are referred to herein as the “Recapitalization,” and together will (if approved) effect a reorganization of the capital structure of the Trust as described more fully below under the caption “Step 1: The Recapitalization.”  The Recapitalization is intended to permit the Trust to cease filing periodic and other reports with the Securities and Exchange Commission as more fully described below under the caption “Step Two: ‘Going Private.’”

Step 1: The Recapitalization

In connection with the Reverse Share Split, each Trust shareholder will receive one Common Share for every 2,448 Common Shares held immediately prior to the Reverse Share Split. If, as a result of the Reverse Share Split, a shareholder owns only a fractional share (i.e., less than one full share, without rounding), such shareholder will receive a cash payment from the Trust in an amount equal to $3.00 (the “Redemption Price”) multiplied by the number of pre-Reverse Share Split shares owned. Thus, if the Trust’s shareholders approve the Recapitalization, each shareholder of record:

•

Holding fewer than 2,448 Common Shares immediately before the effective time of the Reverse Share Split, as determined by the Board, will receive the Redemption Price for each pre-split share of Trust Common Shares owned by that shareholder; or

•

Holding fewer than 7,000 Common Shares immediately following the Forward Share Split will receive Series A Preferred Shares in exchange for all Common Shares owned by such shareholder following the Forward Share Split on the basis of one Series A Preferred Share for one Common Share, and all Common Shares held by such shareholder immediately prior to the effective time of Series A Conversion will be cancelled; and

•

Holding 7,000 or more Common Shares immediately following the Forward Share Split will continue to hold such shares and will not participate in the Series A Conversion.

The Series A Preferred Shares will not have the same rights and entitlements as the Common Shares.   There will be no voting rights associated with the Series A Preferred Shares, except as required by law.  Except for the lack of voting rights, the Series A Preferred Shares shall have the same rights and entitlements as Common Shares.  As is the case with Common Shares, the Series A Preferred Shares do not carry any particular dividend rate, or any explicit right to receive periodic dividends.  The Board anticipates that the Trust will continue to declare and pay dividends at times and in amounts consistent with the Trust’s historical practices, and that dividends declared per Common Share and per Series A Preferred Share will have identical terms.  However, there is no requirement that any dividends declared be identical or similar in respect of the Common Shares and the Series A Preferred Shares.  The timing and amounts of dividends declared in the future are subject to and will be made at the discretion of the Board, and are not guaranteed.

A holder of Common Shares does not have the right under Texas law or Church Loans’ Declaration of Trust or Bylaws to demand the appraised value of such Common Shares or any other dissenters’ rights in connection with any of the transactions contemplated by the Proposals or by any Proposal.  Please see the section entitled “Description of the Amendment and Recapitalization – Dissenters’ Rights” herein for a more detailed discussion of the foregoing.  The Trust will continue to be governed by Texas law upon consummation of the Recapitalization.

Step 2: “Going Private”

After the Recapitalization, Church Loans anticipates it will have approximately 290 record holders of Common Shares and approximately 449 record holders of Series A Preferred Shares.  We anticipate that approximately 1,893 pre-Recapitalization holders of the Trust’s Common Shares will hold only a fractional share as a result of the Reverse Share Split and will be cashed out and cease to be shareholders.

Once the Trust has fewer than 300 record holders of Common Shares, we intend to deregister the Trust’s Common Shares with the Securities and Exchange Commission (the “SEC”) which will mean that Church Loans will no longer be subject to the periodic reporting and related filing and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to public entities. Because fewer than 500 record shareholders will be holding shares of the Series A Preferred Shares after the Series A Conversion, the Trust will not be required and does not intend to register the Series A Preferred Shares with the SEC under the Exchange Act.

Once the Trust deregisters as an SEC reporting entity, we will no longer file current and periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8−K, and we will also no longer be subject to the proxy and other filing requirements of the Exchange Act. In addition, following deregistration, our Trust Managers, executive officers and persons owning more than 10% of our outstanding shares will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act. No shareholder will receive any consideration in exchange for approving the Recapitalization and the subsequent deregistration from SEC reporting requirements; however, we anticipate that the cost savings that are anticipated to be realized by the Trust as a consequence of no longer being a SEC reporting entity will ultimately benefit the Trust and, as a result, its shareholders.

The Recapitalization cannot occur unless the holders of at least a majority of the issued and outstanding Common Shares approve all of the Going Private Proposals.  Proposal 1 and Proposal 2 are not coupled with any other Proposals and will be effected if approved.

This document provides you with detailed information about the proposed Recapitalization. Please see “Additional Information” on page 51 for additional information about Church Loans on file with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THIS PROXY STATEMENT. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated __________, 2010, and is first being mailed to shareholders of Church Loans on or about _______________, 2010.

SUMMARY TERM SHEET

This summary of terms, as well as the questions and answers that follow, highlights selected information about the proposed Amendment and Recapitalization included elsewhere in this proxy statement and may not contain all information important to you.  You are encouraged to carefully read the entire proxy statement, as well as the annexes and exhibits attached thereto.

•

If adopted by the Trust’s shareholders, Proposal 1 will set the number of authorized shares of beneficial interest in the Trust at 100,000,000. (See page 34.)

•

If adopted by the Trust’s shareholders, Proposal 2 will permit the Board to designate special or preferred shares (See page 34.)

•

If adopted by the Trust’s shareholders, Proposal 3 will authorize the designation of the Series A Preferred Shares.  (See page 34.)

•

Holders of Series A Preferred Shares will not be entitled to voting rights, except where required by law.  Otherwise, holders of Series A Preferred Shares shall have the same rights and entitlements as holders of Common Shares.  (See page 35.)

•

If adopted by the Trust’s shareholders, the Going Private Proposals will also result in a one-for-2,448 Reverse Share Split of the Common Shares, which will cause each 2,448 shares of the issued and outstanding Common Shares to be converted into one Common Share.  (See pages 34-36.)

•

In connection with the Reverse Share Split, each holder of record of fewer than 2,448 Common Shares immediately prior to the Reverse Share Split will hold only a fractional share and will thereafter only be entitled to receive cash in lieu of such fractional share.  Fractional shares held by owners of less than one full share following the Reverse Share Split will be immediately cancelled in exchange for cash in the amount of $3.00 multiplied by the number of pre-split Common Shares comprising the fractional share.  (See pages 34-36.)

•

Following the Reverse Share Split, record shareholders who own less than one full share (i.e., who own only a fractional share) will no longer be shareholders of the Trust and will thereafter be entitled only to be paid the Redemption Price.  They will not participate in or otherwise be affected by the Forward Share Split.  (See pages 34-36.)

•

Following the Reverse Share Split, each Common Share, after giving effect to the cancellation of all fractional shares held by owners of less than one full share, will automatically be split on a 2,448-for-one share basis pursuant to the Forward Share Split.  (See pages 34-36.)

•

Each record holder of fewer than 7,000 Common Shares following the Forward Share Split will have their Common Shares cancelled, and in exchange will receive one Series A Preferred Share for each Common Share owned of record by such shareholder.  As a result, those holders of record owning fewer than 7,000 Common Shares immediately prior the Series A Conversion will cease to hold Common Shares after the Series A Conversion and will receive Series A Preferred Shares on a one Common Share for one  Series A Preferred Share basis.  (See page 34-36.)

•

Each holder of record of 7,000 or more Common Shares following the Forward Share Split and prior to the Series A Conversion will continue to own the same number of Common Shares and will not receive any consideration related to the Series A Conversion or have such shareholder’s holdings affected as a result of the Series A Conversion.  (See page 34-36.)

•

All certificates representing issued and outstanding Common Shares held by shareholders owning an aggregate of less than 7,000 Common Shares immediately prior to the Recapitalization will be cancelled.  After the Amendment has been filed with the County Clerk of Potter County, Texas, the Trust will send affected shareholders transmittal materials that will inform the shareholders how to (i) collect cash to be paid for fractional shares or (ii) receive Series A Preferred Shares, as appropriate in each case.  (See page 36.)

•

Shareholders who receive Series A Preferred Shares following the Recapitalization will accrue dividends on their new shares when declared by the Board and as applicable to the Series A Preferred Shares.  (See page 35.)

•

The purpose of the Recapitalization is to reduce the number of record holders of Common Shares so that we may deregister our Common Shares under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Board’s primary reason for deregistration is the estimated annual costs savings to the Trust.  If we deregister, we will not be governed by the Sarbanes-Oxley Act of 2002 as applicable to public companies.  We also will no longer file periodic reports with the SEC, including annual and quarterly reports on Form 10-K and Form 10-Q, nor will we be subject to the SEC’s proxy rules.  The reasons for, and anticipated consequences of, the Recapitalization are discussed in this proxy statement (See pages 17-19.)

•

The Reverse Share Split will likely have tax consequences that will affect those shareholders who receive cash for their fractional share.  They will generally recognize a gain or loss equal to the difference between the amount of cash received and their tax basis in their shares.  The gain or loss will be long-term or short-term depending upon a shareholder’s holding period.   These shareholders should consult their personal tax advisors for a full understanding of their tax consequences resulting from the Recapitalization and receipt of the Redemption Price for fractional shares.  (See pages 32-34.)

•

The Board has determined the Recapitalization, including the Redemption Price paid to those shareholders receiving cash in lieu of a fractional share, to be fair to the Trust’s unaffiliated shareholders.  Our Board separately considered the fairness of the Recapitalization as to those shareholders who will receive cash as well as those who will retain Common Shares or be converted to Series A Preferred Shares.  (See pages 24-28.)

•

The Board engaged The Bank Advisory Group, L.L.C. (“Bank Advisory Group”), as independent financial advisor to the Board, and Bank Advisory Group has delivered to the Board its written opinion dated December 23, 2009 (the “Written Opinion”).  The Written Opinion states that, as of its date, the Redemption Price to be paid to our shareholders was fair from a financial point of view.  The Written Opinion was one of the factors considered by our Board in determining the Redemption Price.  A copy of the Written Opinion is attached as Appendix B to this proxy statement.  The Written Opinion is based upon and subject to the various assumptions and limitations described therein.  Please read the Written Opinion in its entirety.  (See pages 28-32.)

•

A holder of Common Shares does not have the right under Texas law or Church Loans’ Declaration of Trust or Bylaws to demand the appraised value of such Common Shares or any other dissenters’ rights in connection with any of the transactions contemplated by the Proposals.  (See page 38.)

•

The Recapitalization can only occur if each of Proposals 3 through 6 are approved by the shareholders at the Special Meeting.  Consequently, the effectiveness of each of Proposals 3 through 6 is conditioned upon the approval of each of such Proposals.  Proposals 1 and 2 are not similarly conditioned upon approval of any other Proposal or Proposals. (See page 39.)

•

We estimate that we will pay approximately $3,830,000 for fractional shares cashed out as a result of the Reverse Share Split.  The shares that will be cashed out represent approximately 12.5% of our Common Shares outstanding immediately prior to the effectiveness of the Reverse Share Split. In addition, we estimate that we will incur approximately $141,000 in transaction expenses related to the Recapitalization.  The Trust intends to draw against its existing line of credit with Amarillo National Bank as its primary source of funding for the shares to be cashed out and the expenses of the Recapitalization.  The Trust may also use existing cash reserves, funds obtained from the issuance of “Master Notes” (as described in the “Past Contacts, Negotiations, and Agreements” section on page 44), and other new lines of credit to fund the Recapitalization.  (See pages 37-38.)

•

You may either vote (i) in person at the Special Meeting, or (ii) by using the enclosed proxy card.  If voting by proxy, you should specify your choice with regard to the Proposals on the enclosed proxy card.  All properly executed proxies delivered to the Trust in time will be voted at the Special Meeting.  You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice to the Secretary of the Trust, executing and delivering to the Secretary of the Trust a proxy card bearing a later date, or voting in person at the Special Meeting.  Any executed, but unmarked, proxies will be voted for each of the six Proposals.  (See page 40.)

•

The Board believes that the Recapitalization is in the best interests of the Trust and its shareholders and has unanimously approved the Proposals.   The Board recommends that shareholders vote “FOR” the approval of each of the Proposals.  (See page 41.)

SPECIAL CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that have been incorporated herein by reference contain certain forward-looking statements and information with respect to the financial condition, results of operations, and business of the Trust.  These forward looking statements are not guarantees of future performance and involve risks and uncertainties and are based on the beliefs and assumptions of management of the Trust and on information available to management at the time that these disclosures were prepared.  These statements might be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variances of these words and other similar expressions.  You should not place undue reliance on forward-looking statements that reflect management’s view only on the date of this proxy statement.  A number of important factors could cause actual results to differ materially from those in the forward-looking statements.

TABLE OF CONTENTS

Page

SUMMARY TERM SHEET

4

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

6

QUESTIONS AND ANSWERS

9

SPECIAL FACTORS

13

Background of the Transaction

13

Purposes of the Recapitalization

17

General Effects of the Recapitalization

19

Additional Effects of Recapitalization on Affiliated Shareholders

22

Additional Effects of Recapitalization on Non-Affiliated Shareholders

22

Business of the Trust after the Recapitalization

23

Alternatives Considered

23

Recommendation of the Board; Fairness of the Recapitalization

24

Opinion of Financial Advisor

28

Material United States Federal Income Tax Consequences

32

DESCRIPTION OF THE AMENDMENT AND RECAPITALIZATION

34

Structure of the Transaction

34

Series A Preferred Shares

35

Transfer of Shares in the Reverse Share Split and Forward Share Split

36

Conversion of Shares in the Transactions Following the Forward Share Split:

36

Tax Withholding

36

Exchange of Certificates

36

Timing of Closing of Recapitalization

37

Anticipated Accounting Treatment

37

Fees and Expenses

37

Source and Amount of Funds

37

Dissenters’ Rights

38

Reservation of Rights

38

ADDITIONAL SPECIAL MEETING INFORMATION

39

Time and Place

39

Purposes of Special Meeting

39

Who Can Vote at the Special Meeting

39

Voting and Revocation of Proxies

40

Vote Required for Approval

40

Solicitation of Proxies

41

Recommendation of the Board

41

TABLE OF CONTENTS

(Continued)

Page

INFORMATION ABOUT THE TRUST

41

Officers and Trust Managers

41

Security Ownership of Officers, Trust Managers and 5% Shareholders

42

Past Contacts, Transactions, Negotiations and Agreements

44

Market Price of Common Shares and Related Information

44

FINANCIAL INFORMATION OF THE TRUST

46

Selected Consolidated Financial Data (Unaudited)

46

Selected Consolidated Pro Forma Financial Information (Unaudited)

47

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

51

ADDITIONAL INFORMATION

51

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

51

APPENDIX A…………………………………………………………….……………………………………..….…A-1 APPENDIX B……………………………………………………………………………………….………...…..….B-1

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this proxy statement.  To fully understand the Recapitalization, you are encouraged to read carefully the entire proxy statement.

When is the Special Meeting?

The Special Meeting will be held on __________, 2010 at [10:00 a.m. Central Standard Time at the Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle], Amarillo, Texas.

What am I being asked to vote on at the Special Meeting?

You are being asked to approve six amendments to our Declaration of Trust that (i) set the number of authorized shares of beneficial interest at 100,000,000, (ii) authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code, (iii) authorize the designation of the Series A Preferred Shares, (iv) provide for a one-for-2,448 Reverse Share Split, (v) provide for a 2,448-for-one Forward Share Split following the Reverse Share Split, and (vi) effect a conversion of Common Shares held by shareholders of record owning less than 7,000 Common Shares following the Forward Share Split to Series A Preferred Shares on a one Common Share for one Series A Preferred Share basis.  After the Reverse Share Split, and without giving effect to the Forward Share Split, shareholders owning less than one full Common Share (i.e., owning only a fractional share) will receive, in lieu of any fractional shares, an amount in cash equal to $3.00 for each pre-split share.  Each of these six Proposals will be voted on separately at this Special Meeting. The effectiveness of the Going Private Proposals (Proposals 3 through 6) is conditioned upon the approval of all four Going Private Proposals. The effectiveness of Proposals 1 and 2 is not similarly conditioned and each will be effected if the requisite number of shares are cast in favor of such proposals.

Do I need to be present at the Special Meeting?

No.  You do not have to attend the Special Meeting to vote your shares.  You may sign and return the enclosed proxy card to vote your shares.

What vote is required to approve the Amendment?

Each of the Proposals set forth in the Amendment must receive the affirmative vote of the holders of at least a majority of the Common Shares issued and outstanding as of _____________, 2010, the record date for the Special Meeting.  If you do not vote your shares, either in person or by proxy, or if you abstain from voting, it has the same effect as a vote against the Proposals.  In addition, if you hold your shares in street name (i.e., in the name of a broker or other nominee), and you do not instruct your broker on how to vote on any Proposal, your broker will not be able to vote for you.  This will have the same effect as a vote against that Proposal.

Can I change my vote after I have mailed the proxy card?

Yes.  You can change your vote at any time before your proxy is voted at the Special Meeting as long as you follow the procedures outlined in this proxy statement.

What is the recommendation of the Board regarding the Proposals?

The Board believes that the Recapitalization is fair to all shareholders and recommends that you vote for all six Proposals.

What do I need to do now?

Please sign, date and complete your proxy card and promptly return it so that your shares can be represented at the Special Meeting.

Why has the Board chosen this course of action?

The Board has approved the Amendment and the Recapitalization in order to reduce the number of shareholders owning the Trust’s Common Shares.  As of _____________, 2010, the record date for this Special Meeting, the Trust had _________ record holders of Common Shares.  After the Series A Conversion, we anticipate that the number of record shareholders owning Common Shares will be less than 300, and we will be eligible, and we intend, to deregister our Common Shares under the Exchange Act.  We also anticipate that the Series A Preferred Shares will be owned of record by fewer than 500 holders and will not be registered under the Exchange Act.  As a result, we will no longer be subject to the SEC’s periodic reporting requirements ( e.g. filing of annual reports on 10-K, quarterly reports on 10-Q and disclosures on Form 8−K) or its proxy rules and regulations.  Officers, Trust Managers and large shareholders will no longer have to file Section 16 reports when they buy or sell shares or enter into other applicable transactions.  In addition, we will not be subject to additional reporting and audit requirements adopted under the Sarbanes-Oxley Act with respect to public companies.  We estimate that deregistration of Church Loans as an Exchange Act reporting entity will result in estimated annual cost savings of approximately $261,000 and an additional one time cost savings of approximately $14,000 associated with initial compliance with the Sarbanes-Oxley Act.  Management will also have more time to focus on other business opportunities.

Will the Trust remain a public entity after the completion of the Recapitalization?

No.  We estimate that the Recapitalization will result in the number of our record shareholders falling below 300, in which event we will be able to, and will, terminate the registration of our Common Shares under the Exchange Act.

What is “going private?”

The term “going private” is used within this proxy statement to mean the implementation of the Recapitalization and subsequent change of the Trust from a public reporting entity filing detailed, periodic reports under the Exchange Act to an entity with less than 300 record holders of Common Shares and less than 500 record holders of the Series A Preferred Shares, such that the Trust is no longer subject to those Exchange Act reporting requirements.  Without publicly available information about the Trust, it is very unlikely that an active trading market will exist for any of the Trust’s securities, and the Trust has no intention to take action to encourage the development or maintenance of an active trading market for the Common Shares or the Series A Preferred Shares.

How will the Trust pay for the fractional shares to be purchased after the Reverse Share Split?

The Trust intends to draw against its existing line of credit with Amarillo National Bank as its primary source of funding for the shares to be cashed out and the expenses of the Recapitalization.  The trust may also use existing cash reserves, funds obtained from the issuance of “Master Notes” (as described in the “Past Contacts, Negotiations, and Agreements” section on page 41), and other new lines of credit to fund the Recapitalization.  We currently anticipate that 1,276,686 Common Shares will be cashed out as a result of the Reverse Share Split, which would result in a cost to the Trust of approximately $3,830,000 (calculated at the $3.00 per share Redemption Price).

Why did the Board elect this type of structure for a going private transaction?

After the Board determined it was in the best interest of the Trust to deregister as an Exchange Act reporting entity, it prioritized selecting one or more transactions which would be beneficial to all Trust shareholders while, at the same time, reducing the number of record holders of Common Shares from approximately 2,632 holders of Common Shares to below 300.  The Series A Conversion allows us to reclassify certain existing shareholders so that they no longer own Common Shares but own other Trust securities (Series A Preferred Shares) on a going forward basis.  Because we did not want to have more than 500 of the Series A Preferred Shares after the Recapitalization, it became necessary for the Trust to effect a Reverse Share Split so that all shareholders of record owning less than 2,448 Common Shares prior to the Recapitalization would be completely cashed out.  There are currently approximately 1,893 shareholders of record each owning less than 2,448 Common Shares. These holders of record will be completely cashed out as a result of the Recapitalization.  The combination of all of the proposals set forth in the Amendment will result in the Trust having less than 300 holders of Common Shares and, as a result, permit the Trust to deregister as an Exchange Act reporting entity.

How will the Recapitalization affect the numbers of holders of the Trust’s Common Shares?

As of September 30, 2009, there were approximately 2,632 record holders of the Trust’s Common Shares.  At that time, approximately 1,893 of the record holders (excluding beneficial owners holding shares in street name) held fewer than 2,448 Common Shares.  Approximately 449 record holders (excluding beneficial owners holding share in street name) held 2,448 or more, but less than 7,000, Common Shares.  If, immediately prior to the conclusion of the Series A Conversion the number of record shareholders and their respective share ownership figures have not changed, then upon conclusion of the Series A Conversion there will be approximately 290 record holders of the Trust’s Common Shares and 449 record holders of the Trust’s Series A Preferred Shares.  In addition, approximately 1,893  record holders of the Trust’s Common Shares immediately prior to the Reverse Share Split will have been completely cashed out.

When will the Recapitalization be completed?

If the shareholders adopt the Amendment, the Recapitalization will take place shortly following the adjournment of the Special Meeting, upon the filing of the Amendment with the County Clerk of Potter County, Texas.  If the Special Meeting is not postponed or adjourned, we estimate that (i) the Reverse Share Split will be effective at 6 p.m. on _____________, 2010, the Forward Share Split will be effective at 6 a.m. on __________, 2010, and the Series A Conversion will be effective at 7 a.m. on ____________, 2010.  There will be no acknowledgment of share sales in our share records between the effective time of the Reverse Share Split and the completion of both the Forward Share Split and the Series A Conversion.

How will I receive my new shares or cash following the Recapitalization?

After the Amendment is filed, the Trust will send transmittal documents to each affected record holder to explain how you should turn in your old share certificates.  The Trust will issue new Series A Preferred Shares, as applicable, to those entitled to receive such shares following the Recapitalization or, if you held only a fractional share less than one full share after the Reverse Share Split, pay you for your old shares.

Should I send in my share certificates now?

No.  After the Recapitalization is complete, the Trust will send you written transmittal materials for surrendering your share certificates.

How will the Recapitalization affect Common Shares owned in “street name”?

If you hold your shares in “street name” your broker, bank or other nominee is considered the shareholder of record with respect to those shares and not you.  Such nominee may also hold shares for other beneficial owners of the Trust’s Common Shares.  Therefore, depending upon your nominee’s procedures, such nominee may not be legally obligated to treat the Transaction as affecting beneficial holders’ shares, if such shares would be cashed out following the Reverse Share Split or converted pursuant to the Series

A Conversion.  It is the Trust’s desire to treat holders of  Common Shares in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their name.  However, the Trust will not have the necessary information to compare the record holdings of any shareholder with the “street name” holdings in a brokerage account.  In addition, we will lack the information to compare holdings across multiple brokerage firms.  As a result, a shareholder holding more than the minimum number of shares necessary to avoid being cashed out or converted to Series A Preferred Shares may nevertheless have the shares cashed out or converted if the shareholder holds a combination of “street name” shares or shares in several brokerage firms.  If you are in this situation and desire to remain a holder of Common Shares after the Recapitalization, we recommend that you consolidate your holdings into one brokerage account or record holder position prior to the date of effectiveness of the Reverse Share Split.  You should be able to determine whether your shares will be cashed out or converted by examining your brokerage account statements to see your level of share ownership within that account.  To determine the Recapitalization’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

How will Church Loans operate after the transaction?

After the Recapitalization, we expect the Trust’s business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the Recapitalization is not anticipated to have any effect upon the conduct of our business.  However, Church Loans will deregister its Common Shares under the Exchange Act and, as a result, will no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public reporting companies.

What are the federal income tax consequences of the Reverse Share Split?

Generally, those shareholders who receive cash for fractional shares in connection with the Recapitalization will be subject to United States Federal income taxation.  These shareholders may be subject to taxation for state and local tax purposes as well.  Please consult with your personal tax advisor to determine the federal, state and local tax consequences of the Reverse Share Split to your particular circumstances.  Generally, those shareholders who receive Series A Preferred Shares in exchange for their Common Shares in connection with the Series A Conversion should not be subject to federal income taxation solely as a result of such Series A Conversion.  (See pages 32-34.)

What will be the effect of the Recapitalization on affiliated shareholders?

“Affiliated shareholders” (officers, Trust Managers, and owners of 10% or more of the Trust’s outstanding Common Shares) will be treated in the same manner as non-affiliated shareholders under the terms of the Recapitalization.  To the extent that any affiliated shareholders own less than one full share after the Reverse Share Split, they will receive cash in the Recapitalization.  We estimate that relative ownership (and therefore voting power) of Common Shares held by affiliated shareholders as compared to unaffiliated shareholders will increase by approximately 2.4% after the Recapitalization is completed.  In addition, affiliated shareholders will cease to be subject to the reporting requirements of Section 16 of the Exchange Act after the Trust deregisters as a reporting entity under the Exchange Act.

How will the voting rights of non-affiliated shareholders be effected as a result of the Recapitalization?

We estimate that the relative Common Shares ownership and voting rights of non-affiliated shareholders as a group will decrease by approximately 2.4% following the Recapitalization.  Because there will be fewer shareholders resulting from the Reverse Share Split and resulting cash-out of fractional shares, an individual shareholder’s relative share ownership may increase depending on the number of shares owned prior to the Recapitalization.

What other impacts will the Recapitalization have on non−affiliated shareholders?

We will no longer be subject to additional reporting requirements mandated by the Exchange Act and the Sarbanes-Oxley Act.  Upon the completion of the Recapitalization and the requisite reduction in the number of record holders of Common Shares below 300, we intend to terminate the registration of our Common Shares under the Exchange Act.  As a result, non-affiliated shareholders (as well as shareholders who are affiliates) will no longer be afforded any rights and entitlements which federal securities laws provide to shareholders of Exchange Act reporting companies.  Specifically, the Trust will no longer be subject to the periodic reporting requirements and proxy rules of the Exchange Act.  Similarly, executive officers, Trust Managers and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16.  In addition, officers and Trust Managers will no longer be restricted by the SEC’s short-swing profit recapture rules, which are intended to protect non-affiliated investors.

What are my rights to dissent to the Recapitalization under Texas law?

A holder of Common Shares does not have the right under Texas law or Church Loans’ Declaration of Trust or Bylaws to demand the appraised value of such Common Shares or any other dissenters’ rights in connection with any of the transactions contemplated by the Proposals.  (See page 38.)

Who should I contact if I have additional questions?

If you have additional questions about the proxy, this proxy statement, the Recapitalization, the Amendment or related matters, you should contact: Michael Borger, Trust Manager, 5305 W. Interstate 40, Amarillo, Texas 79106; telephone 806-358-3666.

SPECIAL FACTORS

Background of the Transaction

Introduction.  Church Loans was established as a Texas real estate investment trust in 1963.  We are a public reporting entity pursuant to Section 12(g) of the Securities Exchange Act of 1934 due to the size of our shareholder base.  To address our capital needs, we have gradually accumulated a large shareholder base.  As a result, although the Trust is not a large entity when compared with other Exchange Act reporting entities, it does have a large number of shareholders, having ______ record holders as of the Record Date for this Special Meeting.  Due to the number of shareholders, the Trust is required to comply with the provisions of the Sarbanes-Oxley Act, including Section 404 of the Act which imposes requirements related to financial controls and procedures.  Complying with these requirements involves a material expense to the Trust.  The Board considered many factors which are discussed throughout this proxy statement prior to approving the Recapitalization.  The Board had hoped that the SEC and Congress might provide some relief for smaller public companies and not apply the requirements of the Sarbanes-Oxley Act uniformly between large and relatively smaller public companies with fewer relative resources.  Although the SEC has repeatedly postponed the deadline for compliance with Section 404 of the Sarbanes-Oxley Act for certain smaller reporting entities, there is no certainty that permanent relief will be granted to smaller public companies in any material fashion despite the disproportionate impact that Section 404’s internal reporting provisions and related audit fees will have on smaller public companies.  As a result, the Board concluded that the advantage of Church Loans being an SEC reporting entity no longer outweighed the costs we incur as a public entity.

As a result of the foregoing, the Board approved the Recapitalization and is recommending that the shareholders approve the Amendment and all six Proposals at the Special Meeting.  As a result of the Recapitalization, the Board estimates that the number of record holders of Common Shares will be reduced to below 300, which will allow us to deregister our Common Shares for reporting purposes under the Exchange Act.  Because the number of persons owning the Series A Preferred Shares following the

Series A Conversion will not exceed 500 shareholders, the Trust will not register the Series A Preferred Shares under the Exchange Act.

Costs Associated with SEC Regulations.  As a result of being a SEC reporting entity, we are obligated to prepare and file with the SEC certain reports and information, including the following:

•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8−K; and
•	proxy statements and related materials as required by Regulation 14A of the Exchange Act.

In addition, we assist officers and Trust Managers in complying with reports that they are required to prepare and file under the Exchange Act’s transaction and short swing profit reporting requirements.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense.  Expenses associated with being a SEC reporting entity include securities counsel fees, independent auditor fees, costs of printing and mailing SEC documents, and costs associated with converting SEC filings in EDGAR format.  We realize that the costs associated with SEC reporting have been increasing over the last couple of years, and we believe that the costs will continue to significantly increase.  The principal reason behind the anticipated increases in compliance costs is that, under the current timetable set by the SEC, the Trust will have to fully comply with Section 404 of the Sarbanes-Oxley Act by June 15, 2010 and certify that it has implemented the requisite internal controls and, as a result, incur the additional related audit fees.

In addition to compliance costs and out of pocket expenses, compliance with existing and new SEC reporting and audit requirements and other regulatory restrictions diverts the time of senior management and financial staff from other business of the Trust.

We estimate that we currently pay approximately $67,000 per year in ongoing costs as a public reporting entity which we would not incur as a private entity.  These costs include legal and accounting expenses associated with preparing and filing Forms 10-K, 10-Q, 8−K and proxy statements, certifications, compliance and printing costs.  Further, we anticipate that in order to complete the documentation and testing of internal controls required by Section 404 of the Sarbanes-Oxley Act, we would incur an additional estimated $14,000 in one time costs and approximately $194,000 in annual costs, which includes additional employee time and staffing, that would be incurred to stay in compliance with Section 404.  Legal fees and expenses are also expected to increase once the Trust is required to fully comply with Section 404.  In addition, the time demanded of our senior management with respect to these SEC compliance requirements takes away time which could be focused on business matters that bear a more direct relationship to our operations and profitability.

Advantages of Being a Public Reporting Entity.  While considering the increasing SEC compliance costs that the Trust has and will incur, the Board analyzed whether the advantages of Church Loans remaining a SEC reporting entity outweighed the costs.  One advantage to being a public entity is that it may facilitate a more active trading market for the entity’s shares, but that has not been the case for Church Loans since our Common Shares have a limited trading volume and are not traded on any recognized exchange or any automated trading system.

As of September 30, 2009, there were approximately 2,632 record shareholders who owned 10,217,094 Common Shares.  At that time approximately 6.03% of Trust Common Shares were owned or controlled by executive officers and Trust Managers of the Trust.  During the twelve months ending September 30, 2009, only 107 reported trades of Common Shares occurred, with an aggregate volume of approximately 512,000 shares.

As a result, our limited trading market has not allowed our shareholders to recognize the primary benefit which should be available to shareholders of a publicly traded entity, which is the ability to buy and sell in a liquid market for which accurate and timely pricing information is readily available.  There is no indication that remaining as an Exchange Act reporting entity would cause such a trading market to evolve.

Another potential advantage of being a publicly traded institution is the ability to access public capital markets to meet additional capital needs.  Our experience, however, is that small reporting companies such as the Trust have a difficult time attracting investment banks and other market participants who will consider any engagement to raise capital for a small company through an offering in the public markets.  Church Loans does not intend to make a public offering of its shares in the near future and the Board is unaware of any foreseeable circumstances that might reasonably be expected to change this situation.  Consequently, we have attempted to forecast our future capital needs assuming that the public markets will be unavailable to us.  Based on our analyses of our industry, we do not anticipate the need for a large amount of capital for acquisitions or expansion.  We estimate that any expansion can be accomplished with available capital or via private offering opportunities (e.g. further trust securities).  At this time, we do not currently anticipate issuing additional Common Shares in public transactions.

Shareholders of public corporations are also said to have another benefit in that they typically have greater access to information about the entity.  As discussed above, the SEC requires that reporting companies comply with increasing stringent reporting and auditing requirements.  There are several benefits to this type of SEC oversight and mandated disclosure; however, there are also material costs that accompany this compliance.  Not only does compliance with SEC regulations divert the time and resources of senior management and financial staff from other business, it also results in increased legal, auditing and accounting costs which we anticipate will continue to rise in the future.

Smaller publicly traded institutions, such as Church Loans, have more difficulty absorbing these costs and resource allocations than larger publicly traded institutions since they represent a larger portion of our revenues.

Background of Board’s Recommendation.  The concept to have the Trust reduce the number of owners of Common Shares and de-register as an Exchange Act reporting entity began when the Trust’s management became aware of other de-registrations designed to avoid increased costs related to public status, particularly with respect to the Sarbanes-Oxley Act.

At a meeting of the Board of Trust Managers on December 20, 2006, Trust Manager Michael Borger requested that Burdett, Morgan, Williamson and Boykin, LLP (“Burdett Morgan”), external counsel to the Trust, research the possibility of a going private transaction to be effected by a Reverse Share Split.  At the next meeting of the Board on January 30, 2007, Burdett Morgan reported that such a transaction would require an approximately 1-for-1,000 Reverse Share Split at the cost of approximately $11 million.  Burdett Morgan further reported that a going private transaction, in addition to the federal securities laws requirements, would need to be structured so as to comply with Texas law related to real estate investment trusts, including maintaining at least 100 shareholders and assuring that no five individual shareholders would control more than 50% of the outstanding Common Shares.

At a meeting of the Board of Trust Managers on February 27, 2007, Burdett Morgan reported further on the possibility of a going private transaction.  Burdett Morgan noted that a going private transaction would require amendment of certain loan covenants to which Church Loans was subject, and the Trust Managers discussed whether Church Loans should continue to pursue compliance with Section 404 of the Sarbanes-Oxley Act regardless of whether the Trust decided to attempt a going private transaction.

At a meeting of the Board of Trust Managers on June 26, 2007, Mr. Borger again requested that the Board discuss the possibility of a going private transaction, suggesting that a fairness opinion be obtained regarding the value of shares that would be “cashed out” in a Reverse Share Split.  The Board discussed the costs of a going private transaction, and it was agreed that the Trust should contact financial advisors who could offer a fairness opinion in order to determine the approximate cost of such an opinion as part of determining the potential cost of going private.

On July 31, 2007, The Audit Committee of the Board of Trust Managers met to discuss the structure of a going private transaction, including the possibility of a one-for-8,000 Reverse Share Split.  The Audit Committee also discussed the proposals of several financial advisors to provide a fairness opinion for a going private transaction.  The Audit Committee then voted to engage Axiom Valuation Solutions (“Axiom”) to provide a fairness opinion and valuation of Trust shares pursuant to a going private transaction.

At a special meeting of the Board of Trust Managers on October 30, 2007, Mr. Borger presented Axiom’s preliminary fairness opinion and valuation report and the Board discussed possible next steps in the going private process.  The Trust’s staff was instructed to contact Axiom with any comments, and it was resolved that the Trust would request a final fairness opinion and valuation report from Axiom.

At a meeting of the Board of Trust Managers on December 18, 2007, a report was delivered on the update to the Axiom fairness opinion and valuation report, noting that the share value had been determined to be $3.04 per Common Share.  Several Trust Managers stated a belief that the appropriate value should be approximately $2.83 per Common Share.  The Board requested that then-President and CEO Kelly Archer, Mike Borger and Josh Shields contact the provider of the Trust’s primary line of credit, Amarillo National Bank, to gauge the bank’s reaction to a proposed going private transaction to be effected by means of a reverse share split.  At the subsequent meeting of the Board of Trust Managers on January 29, 2008, and in anticipation of a going private transaction, the Board suggested that Trust Managers, Trust staff and management and other related parties refrain from trading in the Trust’s shares.

The Board subsequently decided not to pursue the going private transaction due to the expense associated with the “cash-out” of Trust shareholders at a per-share price of $3.04.

At a meeting of the Board of Trust Managers on April 28, 2009, Trust Manager Bill McMorries proposed that the Trust reconsider a going private transaction as part of a long-term business plan for the Trust.  Mr. McMorries appointed Trust Manager Mike Borger to lead the research into a possible going private transaction.

At a meeting of the Board of Trust Managers on June 30, 2009, Brant Bryan, an independent consultant, discussed various factors to be considered by the Trust in a going private transaction.  Mr. Bryan specifically pointed out that the Trust would still be able to raise new equity capital if it were a private entity, and that the Trust’s status as a public entity did not significantly improve the liquidity of its Common Shares.  Mr. Bryan further estimated that the Trust’s compliance with Section 404 of the Sarbanes-Oxley Act would cost $300-$400 thousand annually.  The board further considered the potential effects of a going private transaction on the Trust’s debt obligations, particularly the Trust’s line of credit with Amarillo National Bank.

The Board subsequently engaged the services of The Bank Advisory Group, L.L.C. to provide a valuation of the per share value of the Trust’s Common Shares.  After a period of due diligence, the Bank Advisory Group provided a preliminary valuation of between $2.65 and $2.85 for each outstanding Common Share.  The Board also engaged the services of Squire Sanders and Dempsey, L.L.P. of Phoenix, Arizona, to provide legal analysis of a going private structure premised on a reverse share split and “cash-out” of shareholders using a hybrid consideration of cash and promissory notes.

At a meeting of the Board of Trust Managers on September 29, 2009, the Board resolved to pursue a going private transaction structured in the manner described in this proxy statement.  The Board authorized the Bank Advisory Group to determine a final valuation conclusion and to provide a fairness opinion.  The Bank Advisory Group subsequently performed an update of the valuation, and provided a valuation conclusion of between $2.80 and $3.00 per share for each Common Shares of the Trust. The Board further authorized the preparation of a proxy statement for a special meeting of Trust shareholders to effect the Recapitalization, as well as a Schedule 13e-3 to be filed with the SEC.

Purposes of the Recapitalization

The Board is recommending the Amendment and Recapitalization to the shareholders for the purpose of reducing the number of record holders of Church Loans’ Common Shares and terminating the Trust’s status as a reporting entity with the Securities and Exchange Commission. Upon the completion of the Recapitalization, the number of Trust record shareholders will be less than 300. Having less than 300 shareholders will qualify Church Loans to terminate the registration of its Common Shares under the Exchange Act.

The primary reason the Board recommends that Church Loans deregister as an Exchange Act reporting entity is that it will significantly reduce our ongoing and anticipated costs related to SEC reporting requirements and compliance with the Sarbanes-Oxley Act. We realize that not all annual reporting costs will be eliminated. We anticipate that we will continue to provide shareholders with audited financial statements on an annual basis and unaudited financial statements on a quarterly basis, and we will continue to comply with all state reporting requirements applicable to the Trust as a Texas real estate investment trust. Further, we anticipate that the Board will continue to solicit proxies in connection with its annual shareholders meetings which will contain some of the information otherwise provided in our proxy statements during the last several years. However, we also estimate that we could save, on an annual basis, approximately $261,000 in connection with (i) professional fees, printing and mailing costs, EDGAR expenses and other costs if we no longer have to comply with Exchange Act reporting requirements ( i.e. excluding those ongoing costs associated with providing shareholders financial statements and any other information which we will continue to provide shareholders after deregistering as an Exchange Act reporting entity) and (ii) direct and indirect expenses associated with compliance with Section 404 of the Sarbanes-Oxley Act. An additional $14,000 in estimated one time costs would be saved relating to the initial compliance with Section 404 of the Sarbanes-Oxley Act. The following is a breakdown of our estimated cost savings:

Item	Amount
Current expenses associated with quarterly and current reports required by the Exchange Act which will no longer be incurred	$28,134
Estimated EDGAR and other filing costs saved	$3,628
Estimated printing costs saved	$14,021
Estimated legal fees (at historic cost) associated with Exchange Act reporting saved	$21,063
Direct Savings on Current Costs		$66,846
Estimated current employee hours associated with Exchange Act reporting saved	$10,044
Additional estimated legal fees saved related to Sarbanes-Oxley Act compliance and recent material increases in legal and compliance costs	$50,000
Cost of hiring additional audit employee with benefits	$33,785
Additional audit costs related to future requirements of Sarbanes-Oxley Act and to increased audit and quarterly review costs	$100,000
Expected Future Annual Cost Savings		$193,829
Additional outside assistance for documenting key process flows and controls as required by the Sarbanes-Oxley Act (one time cost)	$1,500

Additional assistance regarding testing of internal controls as required by the Sarbanes-Oxley Act (one time cost)	$12,500
One Time Cost Savings		$14,000

In addition to reducing expenses, terminating our registration as a SEC reporting entity under the Exchange Act would relieve our officers, Trust Managers and other personnel of many of the administrative burdens associated with SEC compliance. As a SEC reporting entity, the Trust is required to commit personnel and other internal resources to insure its compliance with the rules and regulations under the Exchange Act. The Board now estimates that the Sarbanes-Oxley Act has subjected, and will subject, the Trust and its Trust Managers and officers to additional burdens that are relatively substantial in scope. The additional corporate governance, accounting, auditing and internal control provisions employed by the Sarbanes-Oxley Act place, in our Board’s opinion, a disproportionate burden on public companies that are relatively smaller than others subject to the same rule. By removing Church Loans from these requirements, our Board and management will be able to better focus on the Trust’s business activities, including any long term business strategies, as well as the needs of our customers and remaining shareholders.

The Board believes that the direct and indirect cost savings which will result from having the Trust go private now outweigh the advantages which would remain available to our shareholders if we elected to remain a SEC reporting entity. Typically, the de-registration of an entity’s Common Shares from Exchange Act reporting requirements reduces the trading liquidity of the securities due to the lack of publicly available information and the limited available trading markets since the securities can no longer be traded on an exchange. However, Church Loans’ Common Shares have never been quoted on any exchange and have had an extremely limited trading history and, as a result, have had little liquidity. As a result, the Board estimates that there will be no material adverse effect on the liquidity of securities held by Church Loans’ shareholders, regardless as to whether the shareholders own Common Shares or Series A Preferred Shares following the Recapitalization. After the Recapitalization, we will also no longer be subject to the reporting and disclosure rules implemented by the SEC, but we will continue to be subject to state regulations as a Texas real estate investment trust. We also anticipate that we will provide our shareholders with audited financial statements on an annual basis and unaudited financial statements on a quarterly basis. We may have more limited access to capital markets as a non-reporting entity than we would as an Exchange Act reporting entity. However, because we have no anticipated need to access the public capital markets at this time, this concern does not outweigh the anticipated costs savings associated with terminating the Trust’s SEC reporting status.

The effects of the Recapitalization, including effects specific as to affiliated shareholders and non-affiliated shareholders, are later discussed in this proxy statement under “− General Effects of the Recapitalization” , “−Additional Effects of Recapitalization on Affiliated Shareholders,” and “−Additional Effects of Recapitalization on Non-Affiliated Shareholders,” and we urge you to read those sections to further understand the benefits and detriments of the Recapitalization, as well as the impact of deregistering as an Exchange Act reporting entity.

The Board determined that the best method for reducing the number of record holders of Common Shares was to engage in the multi-stage Recapitalization outlined in the Proposals. The first step in the Recapitalization will be for the Trust to engage in a 2,448-for-one Reverse Share Split in which shareholders holding less than one full share following the Reverse Share Split are cashed out at the Redemption Price. As a result, those shareholders owning less than 2,448 shares of Trust Common Share immediately prior to the Reserve Share Split will be completely cashed out and will no longer continue as Trust shareholders. The second step will be the 2,448-for-one Forward Share Split, which will be effective following the Reserve Share Split (as more specifically set forth in the Amendment) in order to increase the number of Common Shares held by the shareholders remaining after the Reverse Share Split. Following the Forward Share Split, the Trust will engage in the Series A Conversion, which will result in the further reduction of the number of record holders of Church Loans’ Common Shares. At the effective time of the Series A Conversion, all record shareholders of less than 7,000 Common Shares following the Forward Share Split will receive shares of the Series A Preferred Shares on a one share for one share basis resulting in those shareholders no longer continuing as holders of the Trust’s Common Shares.

The Board prefers the proposed Recapitalization over other available alternatives to reduce the number of holders of Common Shares. Primarily, the Recapitalization offers certainty that Church Loans will reduce the number of record holders of Common Shares to allow the Trust to deregister as an Exchange Act reporting entity. By reviewing its list of record shareholders, the Board is able to predict with some certainty (i) the number of record shareholders who will be completely cashed out as a result of the Reverse Share Split, (ii) the number of record shareholders who will receive Series A Preferred Shares as result of the Series A Conversion, and (iii) the number of record holders of the Trust’s Common Shares who will remain holders of Common Shares following the Recapitalization. The Board estimates that the total number of record holders of Common Shares following the Recapitalization will be less than 300, and as a result, we will be able to apply to deregister our Common Shares from further SEC reporting requirements. Also, the Board estimates that the total number of record holders of each of the Series A Preferred Shares will be less than 500, and as a result the Trust will not be required to register the Series A Preferred Shares under the Exchange Act.

The structure of the Recapitalization also appealed to the Board because it offered the best balance of the alternatives considered (discussed below) in achieving its primary goal of reducing the number of record holders of Common Shares to below 300 and allowing the Trust to de-register as an Exchange Act reporting entity. The Series A Conversion allows a large number of our shareholders to continue as equity owners of Church Loans. In addition, the Series A Conversion allows the Trust to reduce the number of record holders of Common Shares while limiting the amount of capital which has to be expended in the Recapitalization. The Reverse Share Split allows us to cash out the smallest holders of our Common Shares at a fair Redemption Price to those shareholders receiving cash. By first engaging in the Reverse Share Split, we were able to ensure that the number of record holders of Series A Preferred Shares following the Recapitalization would not exceed 500, which would require us to register one or both of those classes of shares under the Exchange Act and, once again, become an Exchange Act reporting entity.

General Effects of the Recapitalization

Share Ownership as a result of Recapitalization. If approved at the Special Meeting, the Recapitalization will affect our shareholders owning Common Shares at different ownership thresholds as follows:

•

Net effect of the Transaction for Shareholders owning fewer than 2,448 Common Shares immediately before the Recapitalization:

❑

As a result of the Reverse Share Split, you will receive the Redemption Price equal to $3.00 cash, without interest, for each pre-split share owned immediately prior to the Reverse Share Split. For example, if you own 100 shares of our Common Shares immediately before the Reverse Share Split, you will receive $300.00 ($3.00 multiplied by 100 pre-split shares).

❑

You will not have to pay any service charges in connection with the Reverse Share Split.

❑

All cash amounts owed to you will be subject to applicable federal and state income taxes.

❑

You will have no further ownership interest in Church Loans. Your only right will be to receive cash for the shares owned prior to the Reverse Share Split.

❑

We will send you a letter of transmittal as soon as practicable after the Recapitalization with the instructions on how to deliver your existing certificate(s) to the Trust.

•

Net effect of the Transaction for shareholders holding 2,448 or more, but fewer than 7,000, Common Shares immediately before the Recapitalization:

❑

Following the Forward Share Split, you will own a number of Common Shares equal to the number of Common Shares held by you immediately before the Reverse Share Split.

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As a result of the Series A Conversion following the Forward Share Split, in exchange for your Common Shares, you will receive Series A Preferred Shares on a one-to-one basis.

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As a result of holding Series A Preferred Shares, you will no longer have any voting rights except as required by law.  Otherwise, shareholders owning Series A Preferred Shares shall have the same rights and entitlements as those shareholders owning Church Loans’ Common Shares.

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As a result of no longer holding Common Shares, you lose the benefits associated with holding registered shares.

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We will send you a letter of transmittal as soon as practicable after the Recapitalization with instructions on how to deliver your existing certificate(s) to the Trust.

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Net effect of the Transaction for shareholders holding 7,000 or more Common Shares immediately before the Recapitalization:

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Following the Recapitalization, you will continue to own the same number of Common Shares of the Trust as before the Recapitalization.

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You will not receive any consideration as a result of the Recapitalization and the de-registration of the Trust as an SEC reporting entity.

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As a result of the deregistration of our Common Shares, you lose the benefits associated with holding registered shares.

Reduction in Number of Holders of Common Shares. As of September 30, 2009, there were approximately 2,632 record holders of our Common Shares. At that time, approximately 1,893 of the record holders held fewer than 2,448 Common Shares. At that time, approximately 449 of the record holders held 2,448 or more, but less than 7,000, Common Shares. If immediately prior to the conclusion of the Conversion the number of record shareholders and their share ownership have not changed, there will be approximately 290 record holders of the Trust’s Common Shares, 449 record holders of the Trust’s Series A Preferred Shares, and approximately 1,893 shareholders of the Trust’s Common Share immediately prior to the Reverse Share Split will have been completely cashed out.

Termination of SEC Public Disclosure Filings. The Board anticipates that the Series A Conversion will cause the Trust to have less than 300 record holders of the Common Shares and less than 500 record holders of the Series A Preferred Shares. As a result, we will be eligible to file a Form 15 and deregister our Common Shares with the SEC, and we currently intend to do so. Also, we will not be required to register our Series A Preferred Shares under the Exchange Act. Once we terminate the registration of our Common Shares under the Exchange Act, we will no longer file current and periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8−K. We will also no longer be subject to the proxy requirements of the Exchange Act. In addition, following deregistration, our Trust Managers, executive officers and persons owning more than 10% of our outstanding shares will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act. As a result, the amount of information provided to shareholders after deregistration may be less than the amount currently supplied. It will be more difficult for shareholders to obtain information about us. We also currently intend to provide our remaining shareholders with copies of annual audited financial statements after we become a non-reporting entity. This information will not be as detailed or extensive as the information we currently file with the SEC and deliver to shareholders and may not be accompanied by the management’s discussion and analyses in the same format. Although we intend to continue to provide annual audited financial statements and unaudited quarterly financial statements, as well as proxy statements on an annual basis, there is no SEC requirement that we continue to do so, and there is no requirement that if we elect to do so the amount of information disclosed will be the same as delivered while an Exchange Act reporting entity. We will also continue to be subject to the antifraud rules and regulations of the SEC. This means that, among other things, officers and Trust Managers cannot trade in the Common Shares on the basis of material, non-public information.

Reduction of Certain Direct and Indirect Costs. We estimate that we may save approximately $67,000 in current out-of-pocket annual audit fees, legal fees, printing costs, mailing costs and EDGAR expenses if we no longer have to comply with the reporting requirements under the Exchange Act. This amount does not include those costs which will continue to be incurred by the Trust in providing annual audited financial statements and certain proxy materials to our shareholders. Further, we estimate that we will avoid additional annual direct and indirect expenses of approximately $194,000 associated with compliance with Section 404 of the Sarbanes-Oxley Act, as well as a $14,000 one-time expense resulting from such compliance. We also believe that we will save substantial indirect costs resulting from management’s time and attention associated with SEC reporting activities. As a result of no longer having to focus on certain SEC reporting, auditing and internal controls standards, management will be able to focus on other business activities and long range plans of the Trust. A more detailed discussion of our estimated cost savings is set forth in our earlier discussion under “Special Factors; Purposes of the Recapitalization.”

Liquidity of Shares. Although our Common Shares currently have very little liquidity, terminating our status as a SEC reporting entity could have a negative impact on share liquidity in the future. The number of Common Shares outstanding, as well as the number of holders of Common Shares, will decrease, which may decrease the number of persons willing to actively buy and sell Common Shares and the number of shares available for sale. Likewise, although we anticipate that there will be more persons owning Series A Preferred Shares than Common Shares, there will be fewer Series A Preferred Shares issued, outstanding and available for trading. After the Trust suspends its obligations to file periodic reports with the SEC, the reduction in public information concerning the Trust and the termination of the Trust’s status as a reporting entity may adversely affect the liquidity and market value of the Common Shares and Series A Preferred Shares. This may happen because, among other reasons, potential buyers and sellers may find it more difficult to determine the market value of Trust shares without the benefit of SEC reports. Potential new investors may be particularly reluctant due to the lack of information. As a result, the limited trading market for our Common Shares may make it more difficult for holders to dispose of their shares. In addition, in the event Church Loans does not make public certain information required by Rule 144 under the Securities Act of 1933 (which it currently intends to do), officers, Trust Managers and certain other affiliates will be unable to rely on Rule 144 when selling their Common Shares.

Effect on Net Book Value. At the completion of the Recapitalization, the book value per share of our Common Shares as of September 30, 2009, will be reduced from $4.44 per share on a historical basis (as adjusted to account for the decrease in outstanding Common Shares resulting from the Recapitalization) to approximately $3.89 per share on a pro forma basis.  Because the Common Shares and Series A Preferred Shares have identical rights in liquidation, the adjusted pro forma book value per share of the total equity of the Trust (i.e., all outstanding Common Shares and Series A Preferred Shares) as of September 30, 2009 would be approximately $3.12 on a historical basis and approximately $3.12 on a pro forma basis.

Effect On Earnings. Upon the completion of the Recapitalization, net income (including non-recurring income and expenses) for the six months ended September 30, 2009, would decrease from $1,356,588, on a historical basis, to approximately $1,188,463, on a pro forma basis.

Additional Effects of Recapitalization on Affiliated Shareholders

Affiliated Shareholders Defined. Affiliated shareholders of Church Loans will participate in the Recapitalization in the same manner and to the same extent as all of the other shareholders of the Trust. As used in this proxy statement, the term “affiliated shareholder” means any shareholder who is a director, executive officer or 10% shareholder of Church Loans, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

Beneficial Ownership. As of September 30, 2009, affiliated shareholders beneficially owned 616,121 Common Shares, representing 6.03% of the 10,217,094 outstanding shares. Non-affiliated shareholders owning less than one full share following the Reverse Share Split will receive the Redemption Price for each share comprising the fractional share resulting from the Reverse Share Split. We estimate that after the Recapitalization, the number of outstanding shares of Trust Common Shares will be reduced to 7,164,230, and affiliated shareholders will continue to own approximately 602,746 shares, which will result in affiliated shareholders owning 8.4% of the Common Shares, representing a slight increase in the aggregate voting power of affiliated shareholders. For more information regarding the beneficial ownership of Trust Managers, executive officers and 5% shareholders of the Trust before and after the Recapitalization, see “Information About the Trust − Security Ownership of Officers, Trust Managers and 5% Shareholders” below.

Reduced Reporting Requirements. The Trust Managers and executive officers will no longer be subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act with respect to changes in their beneficial ownership of the Trust’s Common Shares. While affiliated shareholders will benefit from not being subject to Section 16 reporting requirements, they may be unable to rely on Rule 144 of the Securities Act of 1933 as a result of Church Loans no longer filing Exchange Act reports unless the Trust chooses to make public certain information required by Rule 144. The Trust currently intends to make public this information so that affiliated shareholders may rely on Rule 144; however, there is no requirement that it do so, and it may stop doing so at anytime.

Additional Effects of Recapitalization on Non-Affiliated Shareholders

Beneficial Ownership. The relative ownership of Common Shares by non-affiliated shareholders as a group will decrease by 2.4% following the Recapitalization. As of September 30, 2009, non-affiliated shareholders beneficially owned 94.0% of the outstanding Common Shares, and following the Recapitalization, they will own approximately 91.6% of the Common Shares (based on the figures reported above under “Additional Effects of Recapitalization on Affiliated Shareholders-Beneficial Ownership”). This results in a slight increase in voting power for the non-affiliated shareholders. Because there will be fewer shareholders resulting from the Reverse Share Split, an individual shareholder’s relative share ownership may increase depending on the number of shares owned prior to the Recapitalization.

Decreased Access to Information. Upon the completion of the Recapitalization and the requisite reduction in the number of record holders of Common Shares below 300, we intend to terminate the registration of our Common Shares under the Exchange Act. As a result, non-affiliated shareholders will no longer be afforded any rights and protections which federal securities laws afford shareholders of Exchange Act reporting companies. Specifically, we will no longer be subject to the periodic reporting requirements and proxy rules of the Exchange Act. Similarly, executive officers, Trust Managers and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16. We will also no longer be subject to additional reporting requirements mandated by the Sarbanes-Oxley Act. Non-affiliated shareholders are more likely to be directly impacted by the reduced access to public information. In addition, officers and Trust Managers will no longer be restricted by the SEC’s short-swing profit recapture rules, which are intended to protect non-affiliated investors.

Business of the Trust after the Recapitalization

Following the Recapitalization, we intend for the Trust to continue to conduct existing operations in the same manner as now conducted. Our executive officers and Trust Managers immediately prior to the Recapitalization will remain the Trust’s executive officers and Trust Managers after the Recapitalization. The Trust’s Bylaws will remain in effect and unchanged by the transaction.

Historically, the Trust has awarded cash dividends on all our outstanding shares twice annually to shareholders of record as of March 31 and December 31. If the Recapitalization is approved, the Board intends that shareholders of Series A Preferred Shares will receive dividends equal to any dividends paid to holders of the Trust’s Common Shares. The Board has made no decision as to whether it will pay any cash dividend during future periods. In addition, although we cannot guarantee whether or not any cash dividend or share dividend will be awarded in the future, the Board may award share dividends following the time when the Recapitalization is effective.

Other than as described in this proxy statement, we do not have any current plans to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of the Trust’s assets; to change its Board or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Alternatives Considered

Staying Public. Prior to recommending the Recapitalization to its shareholders, the Board first considered other alternatives, including remaining an Exchange Act reporting entity. For the reasons discussed above, the Board felt that the costs of remaining an Exchange Act reporting entity no longer justified its benefits to Church Loans and its shareholders. The Board could not determine an alternative for significantly reducing its ongoing and anticipated costs resulting from qualifying as an Exchange Act reporting entity other than terminating its Exchange Act registration.

Once the Board determined that the Trust should reduce the number of record holders of Common Shares below 300 so that it could qualify to deregister the Trust’s Common Shares with the SEC, it considered several alternatives to achieve that objective including (i) an odd lot tender offer made available only to shareholders owning 99 shares or less of the Trust Common Shares, (ii) a reverse share split with no conversion taking place thereafter and (iii) a share conversion without the corresponding reverse share split. The Board rejected these alternatives in favor of the Recapitalization, which we believe offers the best balance in a transaction aimed at being effective, shareholder-friendly and fair.

Odd Lot Tender Offer. Another alternative considered was the odd lot tender offer. The Exchange Act permits issuers to make a tender offer only to those shareholders owning less than 100 Common Shares. However, we rejected this alternative because it could not accomplish our goal of reducing the number of record holders of Common Shares below 300. As of September 30, 2009, only 239 of the Trust’s approximately 2,632 record shareholders owned less than 100 shares. Thus, even if 100% of eligible shareholders elected to sell their shares in an odd lot tender offer, the Trust would still have more than 300 record holders of Common Shares.

Reverse Share Split with No Conversion. The Board also considered engaging solely in a reverse share split with no corresponding conversion of securities from Common Shares to Series A Preferred Shares or another separate class of securities. In order to accomplish the primary goal of reducing the number of record holders of Common Shares below 300, the Trust would need to have engaged in a one-for-7,000 reverse share split, which would have resulted in the Trust cashing out approximately 3,040,405 Common Shares at an estimated cost of approximately $8.7 million (assuming the $3.00 Redemption Price and other transaction costs). Cash-out costs associated with this reverse share split would be financed in equal measures with cash and 5-year promissory notes.  Due to the high cost of this alternative, the logistical difficulties associated with servicing the promissory notes, as well as the fact that so many existing shareholders would be involuntarily cashed out and no longer hold any class of the Trust’s share following the reverse share split, the Board believed that the Recapitalization set forth in the proposed Amendment to be a better alternative.

Conversion without Corresponding Reverse Share Split. Another alternative considered was to have the Trust engage in a conversion of shares, substantially similar to the Series A Conversion as set forth in the Amendment, with no corresponding Reverse Share Split and Forward Share Split, as incorporated into the Recapitalization. If this alternative were adopted, there would be no Reverse Share Split or Forward Share Split, and no shareholders would be involuntarily cashed out. However, at this time, the Board did not want to create more than one new class of Preferred Shares as a result of the Recapitalization with characteristics distinct from one another and distinct from the characteristics of the Common Shares. If the Trust were to create only one new class of securities in connection with the going private transaction, and no shareholders were cashed out as a result of the Recapitalization, the number of holders of the new class of securities following the Series A Conversion would exceed 500 record holders due to the large number of Church Loans record holders of Common Shares. If the Trust has more than 500 record holders of any class of share, the Trust is required to register that class of share under the Exchange Act, and the Trust would be subject to the Exchange Act reporting requirements and the Sarbanes-Oxley Act. As a result, in order to successfully accomplish the primary goal of having Church Loans no longer be subject to the Exchange Act reporting requirements, the Trust is required to eliminate some of its holders of Common Shares prior to the Series A Conversion.

Recommendation of the Board; Fairness of the Recapitalization

Recommendation. The Board unanimously approved the Amendment and the Proposals, and the Board has determined that the Recapitalization (including the Redemption Price) is fair to, and in the best interests of, the Trust and its unaffiliated shareholders, including shareholders who will receive cash as well as those who will retain Common Shares after the Recapitalization. The Board unanimously recommends that the shareholders vote for approval of the Proposals and the Amendment. Each member of the Board and executive officer of Church Loans has advised the Trust that he intends to vote his shares in favor of the Proposals and the Amendment.

The Board has the authority to reject (and not implement) the Reverse Share Split, Forward Share Split, and the Series A Conversion (even after approval thereof by shareholders) if it determines subsequently that the Recapitalization is not then in the best interests of Church Loans and its shareholders. At this point, the Board does not anticipate any circumstances in which it would elect to reject (and not implement) the Recapitalization, because it currently believes that the Recapitalization is in the best interests of shareholders.

The Board considered numerous factors in reaching its conclusion as to the substantive and procedural fairness of the Recapitalization to unaffiliated shareholders. The Board believes that the terms of the (i) Reverse Share Split, including the $3.00 per share Redemption Price, (ii) the Forward Share Split and (iii) the Series A Conversion, including the characteristics of the Series A Preferred Shares, are fair to our unaffiliated shareholders. The Board did not assign any specific weights to the factors listed below. Moreover, in their considerations, individual Trust Managers may have given differing weights to different factors. However, none of the factors that our Board considered led the Board to believe that the Recapitalization is unfair to unaffiliated shareholders.

Fairness to Shareholders Receiving the Redemption Price. The Board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the Reverse Share Split and the $3.00 per share Redemption Price to our unaffiliated shareholders. The Board adopts the discussion provided by The Bank Advisory Group set forth under “Opinion of Financial Advisor” later in this proxy statement. In addition, in their considerations, individual Trust Managers may have given differing weights to different factors. However, none of the factors that our Board considered led the Board to believe that the Redemption Price is unfair to unaffiliated shareholders.

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Current and Historical Market Prices. Our Common Shares are traded very infrequently, with only 107 trades occurring during the twelve month period ending September 30, 2009. On those days in which trading occurred, the average volume of trading on those days was approximately 1,400 shares. During the past twelve months, the prices paid for the Common Shares ranged from $2.70 to $3.50 per share. The most recent trade prior to September 30, 2009 was $3.25 per share for 200 shares.

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Prior Share Purchases. In the past two (2) years, the Trust has not engaged in repurchasing its Common Shares at any price due to the existing demand of outside parties to purchase Common Shares as they became available. Thus, the Trust has no prior share purchases in which to compare the fairness of the Redemption Price.

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Net Book Value. As of September 30, 2009, the unaudited book value per Common Share was $3.12. The Board considered net book value and tangible net book value in determining fair market value ranges using market price/book value ratios established from analyses of certain nationwide peers as well as selected guideline companies. This analysis is described further in “Opinion of Financial Advisor.” The Board also considered net book value per share in determining the Redemption Price, but the Board generally did not consider it to be as relevant as other factors in considering the fairness of the Redemption Price to all shareholders. However, to the extent the Board deemed it relevant, the Board adopted The Bank Advisory Group’s analysis. The Board note that the Redemption Price reflected a 3.8% discount to the Trust’s September 30, 2009 unaudited book value per share.

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Liquidation Value. In determining the Redemption Price, the Board did not view the liquidation value of the Trust’s assets as a representative value to determine the fairness of the Recapitalization to the unaffiliated shareholders. The vast majority of the Trust’s assets are financial assets, and their book values roughly approximate their liquidation value. In the event the Trust’s assets were sold in an orderly liquidation, some portion of the Trust’s loans and deposits may be sold at a slight premium or discount above book value depending on applicable interest rates. However, any premium which might be paid over book value, if any, is not material, particularly when considering the discount for which certain other assets may be sold and the expense of the liquidation process. As a result, we estimate that the liquidation value would not be materially different than the book value.

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Dividend Yield Analysis. Traditionally, the Trust has awarded cash dividends on all our outstanding shares twice annually to shareholders of record as of March 31 and December 31. If the Recapitalization is approved, the Board anticipates that shareholders of Series A Preferred Shares will receive dividends equal to any dividends paid to holders of the Trust’s Common Shares. In its financial analysis of the Trust, The Bank Advisory Group’s performed a dividend yield analysis utilizing dividend yields from publicly-traded real estate investment trusts. This analysis is discussed later under the heading “Opinion of Financial Advisor; Dividend Yield Analysis.”

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Earnings. The Board reviewed the earnings of Church Loans for the previous two years. For the two years ended March 31, 2009 and 2008, Church Loans reported net income of approximately $3.49 million and approximately $3.27 million, respectively. The unaudited net income for the Trust for the six months ended September 30, 2009 was approximately $1.36 million. The earnings per share for each of the 2009 and 2008 fiscal years was $.34 and $.32, respectively, and the earnings per share for the six months ended September 30, 2009 was $.13. The proposed Redemption Price represents a multiple of 8.8 times the 2009 fiscal year earnings per share, and 11.5 times the annualized earnings per share for the six months ending September 30, 2009.

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Opportunity to Liquidate Common Shares. The Board considered the opportunity the Reverse Share Split presents the shareholders owning fewer than 2,448 shares to liquidate their holdings without incurring brokerage costs, particularly given the relatively non-liquid market for our Common Shares.

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Opinion of the Financial Advisor. The Board received a Written Opinion dated December 23, 2009, from The Bank Advisory Group, a financial advisor to the Board. The Written Opinion stated that, as of that date and based upon and subject to the various assumptions and limitations described in the Written Opinion, the Redemption Price paid in connection with the Reverse Share Split was fair, from a financial point of view, to Church Loans’ shareholders. By stating that the Redemption Price was fair, from a financial point of view, to Church Loans’ shareholders, this Written Opinion incorporates both affiliated and unaffiliated shareholders.

A copy of The Bank Advisory Group’s Written Opinion which addresses only the financial fairness of the Redemption Price is attached as Appendix B to this proxy statement and incorporated by reference. You should read the entire Written Opinion carefully. The Written Opinion does not constitute a recommendation by The Bank Advisory Group to any shareholder as to how the shareholder should vote on the Recapitalization at the Special Meeting or any other matter.

Although it is difficult to determine what the Board as a whole or any individual Trust Manager concluded from any one particular analysis, certain facts were compelling and discussed at great length. After consideration of all this information, the Board determined that the $3.00 per share Redemption Price is a fair price to be paid to unaffiliated shareholders receiving cash for fractional shares at the time of the Reverse Share Split.

Fairness of Series A Conversion and Series A Preferred Shares.  The holders of the Series A Preferred Shares will no longer have voting rights except as required by law. The only holders of Common Shares who will receive Series A Preferred Shares are those record shareholders who own less than 7,000 shares of Church Loans share following the Forward Share Split, and as a result, no shareholder receiving Series A Preferred Shares has significant voting power. We anticipate that 1,776,178 shares of the Common Shares will be converted to Series A Preferred Shares as a result of the Series A Conversion, which is only 17.3% of all currently eligible votes to be cast on matters submitted to a shareholder vote. As a result of the Series A Conversion, we estimate that the voting power for officers, Trust Managers and other affiliates, on matters for which the holders of Preferred Shares are not entitled to vote will increase slightly from 6.03% to 8.41% of all eligible votes to be cast.

Holders of Series A Preferred Shares will also lose any benefits of holding registered securities since the Trust does not anticipate registering the Series A Preferred Shares following the Recapitalization.

The description of the Series A Preferred Shares is more particularly set forth in the draft Amendment, which is attached as Appendix A and should be read in its entirety.

After determining the characteristics of the Series A Preferred Shares and comparing the relative rights and preferences of the Series A Preferred Shares with the Common Shares, the Board concluded that a one Series A Preferred Share for one Common Share exchange is a fair exchange ratio for all unaffiliated shareholders of the Trust.  Although holders of Series A Preferred Shares will lose their voting rights, they had relatively little voting power as holders of Common Shares, and the non-converting holders of Common Shares retain their voting power. Although a fewer number of outstanding Series A Preferred Shares could typically result in a less liquid market, the current market for Common Shares is already very illiquid, and the practical disadvantage of holding Series A Preferred Shares will be limited. Holders of Series A Preferred Shares have liquidation and dividend rights on par with holders of Church Loans Common Shares.  Other than its lack of voting rights, Series A Preferred Shares will be treated the same as Common Shares in the event of a merger, sale or change of control. Due to the foregoing, in the opinion of the Board, the Trust’s Common Shares and Series A Preferred Shares are distinct and the exchange ratio fair.

Fairness to Shareholders Following the Recapitalization.  The Board also believe that the Recapitalization is fair to shareholders who will continue to own Common Shares and Series A Preferred Shares after the Recapitalization. This belief is based on the Board’ consideration of the following material factors:

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If we are able to terminate the registration of our Common Shares under the Exchange Act, we believe that the cost savings will benefit continuing shareholders. These cost savings include known and unknown legal, auditing, accounting and other expenses which will be incurred by public companies under the Sarbanes-Oxley Act. Also, our officers, Trust Managers and other management will be able to better focus their resources on the Trust’s business opportunities. These cost savings and increase in focus should enhance our ability to increase the Trust’s profitability.

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If we succeed in deregistering our Common Shares with the SEC, we will no longer be subject to SEC reporting or proxy disclosure requirements. However, we intend to continue to provide annual audited and quarterly unaudited financial information to our shareholders.

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If our Common Shares are no longer subject to the Exchange Act reporting requirements, we will no longer be eligible to have our Common Shares quoted on a national exchange; however, our shares could still be quoted on the pink sheets or the OTC Bulletin Board. Currently, our Common Shares are not traded on any exchange, and we do not believe there will be any material loss in liquidity of any class of share as a result of the Recapitalization. As a result, any possible reduction in liquidity, which we believe is small, is outweighed by the other advantages of this going private transaction.

Procedural Fairness. The transaction is not structured so that approval of at least a majority of unaffiliated shareholders is required. The Board determined that any such voting requirement would usurp the power of the holders of a large portion of the Trust’s outstanding shares to consider and approve the proposed Amendment as provided under Texas law and the Trust’s charter documents.

No independent committee of the Board has reviewed the fairness of the Recapitalization proposal. No committee of unaffiliated shareholders nor any unaffiliated representative acting solely on behalf of the unaffiliated shareholders was approved by the Trust or a majority of Trust Managers who are not Trust employees for the purpose of negotiating the terms of the Recapitalization or preparing a report covering the fairness of the Recapitalization and the Redemption Price.

However, the Board did elect to engage an independent financial advisor to ensure the fairness of the Redemption Price. The Board solicited this fairness opinion in order to help ensure that the Redemption Price to be paid for fractional shares resulting from the Reverse Share Split would be fair, from a financial point of view, to all Trust shareholders ( i.e. those shareholders receiving the Redemption Price, as well as those shareholders who will remain Trust shareholders following the Reverse Share Split). The Board believes that this fairness opinion helps ensure that those 1,893 estimated record shareholders owning less than 2,448 shares at the time of the Reverse Share Split will receive fair consideration for their share holdings that will be completely liquidated as a result of the Reverse Share Split.

In addition, the Board of Trust Managers is comprised of shareholders owning less than 5% of the Trust’s Common Shares. As a result, the majority of Board members are already reflective of a large number of our shareholders. At the time the decision was made regarding the Conversion thresholds, the Trust Managers’ share ownership was not specifically taken into account.

The Board also acknowledged that the Proposals require approval from all shareholders, and all affiliated shareholders only own 6.03% of the eligible votes to be cast at the Special Meeting. Thus, the unaffiliated shareholders have the voting power to reject the Proposals.

Due to the foregoing, the Board determined that, on balance, the interests of the various Trust shareholders were adequately protected without forming the special committee or retaining unaffiliated representative(s).

With respect to unaffiliated shareholders’ access to Church Loans’ corporate files, the Board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Recapitalization. The Board also considered the fact that under Texas law, and subject to certain conditions set forth under Texas law, shareholders have the right to review the Trust’s relevant books and records of account. The Board did not consider these steps necessary to ensure the procedural fairness of the Recapitalization. The Board determined that such steps would be costly and would not provide any meaningful additional benefits. Thus, we have not made any provision in connection with the Recapitalization to grant unaffiliated shareholders access to our corporate files or to obtain counsel at the Trust’s expense.

After considering the factors described above, the Board believes that the Recapitalization is fair, notwithstanding the absence of such an unaffiliated shareholder approval requirement, independent committee or unaffiliated representative. The Board believes that the Recapitalization is procedurally fair because after consideration of all aspects of the proposed Recapitalization as described above, all of the Trust Mangers approved the proposed Amendment. In addition, the Board recognizes that all shareholders who will have some or all of their shares cashed out in connection with the Reverse Share Split or who will receive Series A Preferred Shares in connection with the Series A Conversion have (or have had) the opportunity to buy more Common Shares prior to the Record Date to exceed or equal any Reverse Share Split or Series A Conversion threshold. This will allow the shareholders to retain their Common Shares following the Series A Conversion and to not have any shares cashed out with respect to the Reverse Share Split. The Board recognizes that purchasing Common Shares prior to the Record Date may be difficult due to the relative lack of a trading market for our Common Shares; however, the Board has intentionally attempted to devise a transaction which will give all unaffiliated shareholders the most alternatives which could reasonably be available while accomplishing its “going private” objectives.

For the reasons discussed above, the Board believes that the Recapitalization is substantively and procedurally fair to the Trust’s shareholders, including unaffiliated shareholders, and in the best interests of the Trust and its shareholders.

Opinion of Financial Advisor

The Bank Advisory Group, L.L.C. is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial entities located throughout the United States, or to groups of individuals associated with U.S.-based financial organizations.  Together, the principals of The Bank Advisory Group have developed special insight and skills as a result of over one thousand stock valuations and merger & acquisition transactions in which they have acted as advisors over the past two decades.  The principals of The Bank Advisory Group, L.L.C. are directly involved with the projects for which the firm has been engaged to render advice, thereby assuring that each client relationship receives advice of the highest quality.

As part of its line of professional services, The Bank Advisory Group, L.L.C. specializes in rendering valuation opinions of financial organizations nationwide.  These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters’ rights proceedings, reverse stock splits, fairness opinion letters, public offerings, mergers and acquisitions.  Broad and extensive participation in the field of bank securities appraisal on the part of the firm’s principals, allows The Bank Advisory Group, L.L.C. to be especially knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service involving valuation methodology, and judicial decisions regarding stock valuation matters.

In connection with providing merger and acquisition services to community banks nationwide, the principals of The Bank Advisory Group have participated in well over 1,000 client relationships involving the fair market evaluation of control and/or minority blocks of stock.  Additionally, the principals of The Bank Advisory Group have represented hundreds of clients involved in financial mergers/acquisitions, performing services in the areas of strategic planning, pro forma financial analysis, negotiating support, and pricing and structure analysis.  Finally, we frequently identify key regulatory issues and offer assistance in developing appropriate responses; and, we assist financial companies in identifying financing options and in obtaining financing.  We believe this level of experience qualifies The Bank Advisory Group as one of the preeminent providers of specialized investment advisory services to the community financial industry.

On August 25, 2009, Church Loans retained The Bank Advisory Group’s to act as its financial advisor in connection with the redemption of shares to be conducted pursuant to the Recapitalization. The Bank Advisory Group’s financial advisory role included providing a valuation range of Church Loans’ Common Shares to the Trust’s Board and issuing a Written Opinion as to the fairness, from a financial point of view, of the Redemption Price to be paid to shareholders.  The Bank Advisory Group has not, and currently does not, perform any other services for Church Loans.

The Bank Advisory Group concluded its preliminary evaluation on September 25, 2009, utilizing a valuation date of June 30, 2009, and determined a preliminary cash fair value range of the Common Shares to be redeemed as part of the Recapitalization of $2.65 – $2.85 per share.  Church Loans’ Board, after considering the conclusion of The Bank Advisory Group, set and approved the Redemption Price in the Reverse Share Split at $3.00 per Common Share. The ultimate decision and responsibility as to the pricing of the shares was made by the Board of Church Loans.  The Bank Advisory Group subsequently performed an update of the cash fair value range, utilizing a valuation date of September 30, 2009.  The Bank Advisory Group concluded its appraisal process as of November 23, 2009 and determined that the cash fair value of the Common Shares to be redeemed as part of the Recapitalization ranged from $2.80 to $3.00 per share.

The Bank Advisory Group delivered to Church Loans’ Board a Written Opinion, dated December 23, 2009, stating that the Redemption Price, as determined by the Board of Church Loans, was fair, from a financial point of view, as of the date of the Written Opinion, to Church Loans shareholders. The Bank Advisory Group has consented to the use of its Written Opinion in this proxy statement and to the disclosure regarding such Written Opinion contained in this proxy statement. The Written Opinion may not be used for any other purpose without The Bank Advisory Group’s prior written consent.

In connection with providing its Written Opinion, The Bank Advisory Group received no specific instructions from Church Loans’ Board other than to provide the Board with a Written Opinion stating whether or not the Redemption Price would be fair to Church Loans’ shareholders from a financial point of view. No limitation was imposed on The Bank Advisory Group with respect to the scope of The Bank Advisory Group’s investigation in rendering its services.

A copy of The Bank Advisory Group’s Written Opinion dated December 23, 2009, which sets forth the assumptions made, matters considered and extent of review by The Bank Advisory Group, is attached to this proxy statement as Appendix B. You are encouraged to review the full text of The Bank Advisory Group’s Written Opinion, which is included as Appendix B. A summary of the methodologies supporting the Written Opinion is set forth below. The Bank Advisory Group’s Written Opinion is addressed to Trust Manager Michael Borger and does not constitute a recommendation to any shareholders as to how the shareholder should vote at the Special Meeting with regard to the Recapitalization.

In arriving at its Written Opinion, The Bank Advisory Group reviewed and analyzed among other things, the following: (i) the Amendment; (ii) the financial statements of the Trust; (iii) certain other publicly available financial and other information concerning the Trust; (iv) the competitive and economic outlook for the Trust’s trade area; (v) the book value and financial condition of the Trust; (vi) the future earnings and dividend paying capacity of the Trust; (vii) previous sales of the Trust’s Common Shares; (viii) the prevailing market prices for selected publicly-traded real estate investment trusts in the United States; and, (ix) financial terms and price levels, to the extent publicly-available, of selected recent business combinations of real estate investment trusts involving the sale of control.  The Bank Advisory Group held discussions with senior management of the Trust concerning its past and current operations, financial condition, and future prospects.

In conducting its review and in arriving at its Written Opinion, The Bank Advisory Group relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same.  The Bank Advisory Group did not make or obtain any evaluations or appraisals of the properties of the Trust, nor did it examine any individual loan credit files.  For purposes of the Written Opinion, The Bank Advisory Group assumed that the Recapitalization will have the tax, accounting and legal effects described in the proxy statement and relied, as to legal matters, exclusively on counsel to the Trust and the accuracy of the disclosures set forth in the proxy statement.

As more fully discussed below, The Bank Advisory Group considered such financial and other factors as it deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of the Trust, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for the Trust; and (ii) the assets and liabilities of the Trust, including historical and current liability sources and costs and liquidity.  The Bank Advisory Group also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the financial industry generally.  The Bank Advisory Group’s Written Opinion is necessarily based upon conditions as they existed and can be evaluated on the date of its Written Opinion and the information made available to it through that date.

In connection with rendering its Written Opinion to the Trust’s Board, The Bank Advisory Group performed certain financial analyses, which are summarized below.  The Bank Advisory Group believes that its analysis must be considered as a whole, and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the Written Opinion.  The preparation of a Written Opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In its analyses, The Bank Advisory Group made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Trust.  Any estimates contained in The Bank Advisory Group’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.  Estimates of values of companies do not purport to be appraisals of such companies or necessarily reflect the prices at which such companies or their securities may actually be sold.

The Bank Advisory Group developed earnings projections for the Trust for the years 2009 through 2020.  The financial forecasts and projections of the Trust prepared by The Bank Advisory Group were based on discussions with senior management of the Trust, projections provided by the Trust, and The Bank Advisory Group’s own assessment of general economic, market and financial conditions.  All such information was reviewed with management of the Trust.  The forecasts, and projections prepared by The Bank Advisory Group were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and market conditions.  Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

In order to determine the fairness of the Redemption Price to be paid to certain of the Trust’s shareholders pursuant to the Redemption, The Bank Advisory Group considered net asset value, market value, investment value, and dividend yield approaches, as explained below.

Net Asset Value Method.  Net asset value is the value of the net equity of an entity, including every kind of property and value.  This approach normally assumes liquidation on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets.  As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods.  Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which are often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern.  Furthermore, since this method does not take into account the values attributable to the going concern, such as the interrelationship among the entity’s assets, liabilities, customer relations, market presence, image and reputation and staff expertise and depth, little or no weight is given to the net asset value method of valuation.

Market Value Method.  Market value is defined as the price at which property would change hands between a willing seller and a willing buyer when both parties have the same information and neither party is acting under compulsion.  This definition of value produces a result that could be achieved if the property were to be sold in an “arm’s length” transaction.  The market value method is frequently used to determine the price of a smaller block of shares when both the quantity and the quality of the “comparable” data are deemed sufficient.  However, the relative thinness of the specific market for the common shares being appraised may result in the need to review alternative markets for comparative pricing purposes.  The “hypothetical” fair value for the shares of a financial entity with a thin market for its shares is normally determined by creating a universe of state, regional, or national publicly-traded common share values and related financial traits within an appropriate geography, then developing pricing statistics for the appraised financial entity from the comparative pricing and related financial characteristics of the selected publicly-traded financial entities.  These pricing characteristics form the statistical basis for developing indications of value based on applying the statistics derived from the sample universe to the relevant financial values of the subject financial entity being valued.  The statistical values used in this valuation study were: (1) price to tangible book value; (2) price to earnings; and (3) price to assets.

The Bank Advisory Group’s market value analysis, however, reflects the fact that (1) certain nonfinancial characteristics for the publicly-traded “comparable” real estate investment trusts in the United States vary from the Trust; and (2) the harmonic mean financial performance of the publicly-traded real estate investment trusts in the United States vary, sometimes significantly, from those of the Trust.  The analysis performed by The Bank Advisory Group initially valued the Trust’s Common Shares at $2.85 per share.  This “preliminary Market Value Approach fair value per share” resulted solely from comparisons with the harmonic mean financial performance of the selected publicly-traded real estate investment trusts in the United States.  The Bank Advisory Group noted that differences in nonfinancial characteristics typically include the following:  (1) higher key person management risk; (2) lack of product depth, and industry and geographic diversification; (3) inability to quickly expand into new markets with commensurately lower growth prospects; (4) comparative competitive disadvantages with regard to technology and corresponding customer diversification; (5) lack of comparable economies of scale/cost disadvantages; (6) burdensome regulatory and infrastructure costs; (7) lack of management depth; and, (8) potentially inconsistent dividend policy.  The Bank Advisory Group believes that the Trust possesses few, if any of the characteristics described to a degree materially greater than the selected publicly-traded real estate investment trusts in the United States.  Thus, The Bank Advisory Group concluded that no additional adjustment was necessary considering the minimal nonfinancial differences between the Trust and the selected United States publicly-traded real estate investment trusts, resulting in a Market Value Approach fair value per share of $2.85 for the Trust’s Common Shares.

Investment Value Method.  The investment or earnings value of any financial organization’s shares is, simply stated, an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, that will accrue to the shares.  The Bank Advisory Group’s determination of an investment value is comprised of two major components:  (1) the present value of annual future earnings as projected for a certain number of periods; and, (2) the residual value as determined at the end of the projected number of periods.  The Bank Advisory Group believes the utilization of net earnings, rather than cash flows, for the calculation of the present value and the residual value is appropriate given the minimal level of long-term, non-earning investments held by the Trust.  Thus, for most financial entities such as the Trust, the absence of significant investments in fixed assets, with the related small amounts of depreciation and/or amortization expense, produces little variance between the net earnings and cash flow streams.  Additionally, the utilization of net earnings in calculating the present value and/or residual value of benefits is a widely understood and accepted practice in the valuation of financial institutions.

The Bank Advisory Group first calculated the present value of our net earnings for the twelve years subsequent to the September 30, 2009 valuation date utilizing an appropriate capitalization rate (the present value discount rate).  The Bank Advisory Group utilized its twelve-year projections for the Trust as the fundamental basis for the earnings stream employed in the present value calculation.  The Bank Advisory Group’s financial projections were based on its analysis of the lending industry, market areas served, and current financial condition and historical levels of growth and earnings for the Trust, as well as information provided by the management of the Trust.  The present value of these earnings projections, using a present value discount rate of 13.50%, equaled $2.13 per share.  The discount rate, sometimes also referred to as the “required rate of return,” represents the rate that a reasonably informed investor would employ to discount an earnings or cash flow stream so as to calculate the present value of the earnings or cash flow stream.

The Bank Advisory Group then determined a residual or terminal value at the end of the twelfth projected year, utilizing a discount rate of 13.50%, together with a 2.00% annual growth rate in earnings for twelve-month periods subsequent to September 30, 2021, producing a residual value of $0.80 per share.  In consideration that the assumed investment horizon of likely buyers of our shares is undefined, but is presumed to be long-term, the rate of growth applied to our earnings must be one that could reasonably be expected to be sustained indefinitely.  Over a prolonged period of time, it is practically impossible to sustain growth at a rate that exceeds the sum of the anticipated rate of inflation plus the expected overall population growth for the trade area(s), as further influenced by the presumed degree of competition from both current and future competitors.  Accordingly, given the current rate of inflation and the existing interest rate environment, our likely long-term growth prospects, and our inability to quickly build capital through retained earnings due to our dividend requirements as a real estate investment trust, The Bank Advisory Group believes the annual growth rate assumed for our long-term earnings is reasonable and defensible.

The combination of the $2.13 present value of our twelve-year net earnings stream, and the $0.80 residual value produced an “ Investment Value Approach fair value” of $2.94 per share for the Trust’s Common Shares.

Dividend Yield Method.  Another method of valuing small blocks of shares is the capitalization of dividends approach.  Where the capitalization of dividends method is used as an element in the valuation determination, it usually is by reference to dividend yields on publicly-traded entities in the same industry.  In determining the “ Dividend Yield Approach” fair value of the Trust’s Common Shares, we compared the dividends declared for the Common Shares of the Trust during the prior four quarters with the harmonic mean dividend yield of the selected publicly-traded real estate investment trusts in the United States. Utilizing this harmonic mean dividend yield together with the dividends per share paid by the Trust during the prior four fiscal quarters, we determined a “ Dividend Yield Approach” fair value of $2.39 for the Trust’s Common Shares.

Each of the Market Value, Investment Value, and Dividend Yield Value approaches, as discussed above and considered in concert, support the fairness of a Redemption Price of $3.00 per share.  Therefore, The Bank Advisory Group is of the opinion that the Redemption Price to be paid by the Trust pursuant to the Recapitalization is fair, from a financial point of view, to the shareholders of the Trust’s Common Shares.   You are encouraged to read the Written Opinion in its entirety.  The full text of the Written Opinion is attached as Appendix B to this proxy statement.

Material United States Federal Income Tax Consequences

Presented below are the material federal income tax consequences of the Recapitalization to: (1) shareholders as a result of the Reverse Share Split, (2) shareholders as a result of the Forward Share Split, (3) shareholders who receive Series A Preferred Shares in the Series A Conversion, and (4) the Trust.

This discussion does not address all United States federal income tax considerations that may be relevant to certain of the Trust’s shareholders in light of their particular circumstances. For example, among other tax considerations, the following summary does not address all United States federal income tax considerations applicable to certain classes of shareholders, including financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to mark−to−market; persons that hold the Trust’s Common Shares as part of a hedge, straddle or conversion transaction; persons who are considered foreign persons for United States federal income tax purposes; and persons who do not hold their Common Shares as a capital asset. The discussion assumes that the Trust’s shareholders hold their Common Shares as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences.

No ruling has been or will be obtained from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Recapitalization. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to his or her shares in the Trust.

ACCORDINGLY, WE RECOMMEND THAT THE TRUST’S SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RECAPITALIZATION INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE RECAPITALIZATION AND ANY SUBSEQUENT SALE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Federal Income Tax Consequences to Shareholders as a Result of the Reverse Share Split.  The Reverse Share Split will not have material United States federal income tax consequences to shareholders who do not receive cash in lieu of fractional shares.  The receipt of cash in lieu of fractional shares pursuant to the Reverse Share Split will be a taxable transaction for United States federal income tax purposes and also may be a taxable transaction under applicable state, local or foreign tax laws for shareholders receiving cash. Generally, a shareholder that receives cash in lieu of fractional shares pursuant to the Reverse Share Split will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash received in exchange for the fractional shares and such shareholder’s adjusted tax basis in the Common Share. Provided that the Common Share constitute a capital asset in the hands of the shareholder, such gain or loss will be a capital gain or loss, and will be long-term gain or loss if the shareholder has held the Common Share for more than one year at the time of sale. Under current law, the maximum United States federal income tax rate applicable to non-corporate taxpayers on net long-term capital gains is fifteen percent (15%) and the maximum regular United States federal income tax rate on ordinary income is thirty-five percent (35%). The deductibility of capital losses is subject to limitations.

Federal Income Tax Consequences to Shareholders as a Result of the Forward Share Split. Shareholders are not expected to incur any United States federal income tax liability as a direct result of the consummation of the Forward Share Split.

Federal Income Tax Consequences to Shareholders Receiving Preferred Shares in the Series A Conversion. The Series A Conversion should be treated as a “recapitalization,” which is considered a “tax-free” reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series A Preferred Shares in the Series A Conversion should not recognize any gain or loss for federal income tax purposes. Further, a shareholder’s basis in the Preferred Shares should be the same as such shareholder’s basis in his Common Shares in the Trust surrendered in the Series A Conversion, and the period such shareholder is considered to have held the Preferred Shares should include the period the shareholder held his Common Shares surrendered in the Series A Conversion.

Although the Series A Conversion should be treated as a “tax-free” reorganization and the exchange of Series A Preferred Shares for Common Shares should not result in the recognition of gain or loss for federal income tax purposes, no assurance can be given that the IRS will agree and/or will not challenge such characterization.

Common Shares Held in Retirement Accounts.  The receipt of cash in lieu of fractional shares pursuant to the Reverse Share Split for Common Shares held in an Individual Retirement Account, Simplified Employee Pension Plan IRA or similar qualified retirement account (collectively “retirement account”) should not have material United States federal income tax consequences to the retirement account or to the holder of the retirement account.  The cash received by a retirement account will be taxed as and when distributed to the account holder as ordinary income.  Furthermore, the receipt of Series A Preferred Shares by a retirement account as a result of the Series A Conversion should not result in the recognition of any gain or loss for federal income tax purposes until or unless the Series A Preferred Shares or the proceeds from the sale thereof are distributed to the account holder from the retirement account.  Distributions from a retirement account, whether in kind or in cash, are normally taxed as ordinary income.

Federal Income Tax Consequences to the Trust. The Trust should not recognize a gain or loss for United States federal income tax purposes as a result of the Recapitalization.

Please also review the discussion entitled “Tax Withholding” below.

DESCRIPTION OF THE AMENDMENT AND RECAPITALIZATION

The following is a description of the material terms and effects of the Recapitalization. A copy of a form of the Articles of Amendment effecting the Recapitalization are attached as Appendix A to this proxy statement. This discussion does not include all of the information that may be important to you. You should read the proposed Amendment, this proxy statement and the other related appendices attached to this proxy statement before deciding how to vote on the Proposals at the Special Meeting.

Structure of the Transaction

The Board has determined that it is advisable to amend the Trust’s Declaration of Trust to (i) set the number of authorized shares of beneficial interest at 100,000,000, (ii) authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code, (iii) authorize the designation of the Series A Preferred Shares, (iv) effect a one-for-2,448 Reverse Share Split of the Trust’s Common Shares paying out fractional shares of holders of less than one full share at a $3.00 per share Redemption Price, (v) effect a 2,448-for-one Forward Share Split following the Reverse Share Split, and (vi) effect a conversion of all Common Shares held by record shareholders owning less than 7,000 Common Shares following the Forward Share Split into Series A Preferred Shares on a one Common Share for one Series A Preferred Share basis.  Each of the six Proposals constituting the Amendment will be voted on separately at the Special Meeting; however, the effectiveness of the Going Private Proposals are conditioned upon the passage of each of such Proposals, and no Going Private Proposal will be effective without the passage of all four of the Going Private Proposals. Proposal 1 and Proposal 2 are not similarly conditioned and each will be effected if the requisite number of shares are cast in favor of such proposals.

The Trust’s Amended and Restated Declaration of Trust currently authorizes the issuance of Common Shares up to a number determined by the Board from time to time.  The Amendment will create a new class of preferred shares, as well as a new Series A Preferred Shares within the preferred shares class.

The Board will have the discretion to determine if and when to effect the Recapitalization if it is approved by the shareholders, and we reserve the right to abandon the Recapitalization even if it is approved by the shareholders. We expect that, if the shareholders approve and the Board elects to implement the Recapitalization, the Recapitalization would be completed within 30 days of the date of the Special Meeting.

If all of the Proposals are approved by the shareholders and implemented by the Board, the Recapitalization is expected to occur after the Amendment to the Trust’s Declaration of Trust is filed with the County Clerk of Potter County, Texas. The effective time for each of the Reverse Share Split, Forward Share Split, and the Series A Conversion will be set forth in the Amendment. It is currently anticipated that the effective time for the Reverse Share Split will be 6 p.m. Central Standard Time on ___________, 2010; the effective time of the Forward Share Split is anticipated to be at 6 a.m. Central Standard Time on ___________, 2010; and the effective times of the Series A Conversion is anticipated as being at 7 a.m. Central Standard Time on ____________, 2010. The form of the proposed Amendment to the Trust’s Declaration of Trust  is attached to this proxy statement as Appendix A.

Upon consummation of the Recapitalization:

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Shareholders owning less than 2,448 shares immediately prior to the Reverse Share Split will have all of their shares completely cashed out and will receive the $3.00 Redemption Price per share owned by such shareholder;

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Each shareholder owning 2,448 or more, but less than 7,000, Common Shares immediately prior to the Reverse Share Split will receive Series A Preferred Shares in exchange for their Common Shares held following the Forward Share Split on a one share for one share basis;

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All shareholders of record owning 7,000 or more Common Shares immediately prior to the Reverse Share Split will continue to own the number of Common Shares held immediately prior to the Reverse Share Split.

Shareholders will not actually receive new share certificates or cash payments on the effective date of the Recapitalization. Rather, it will take the Trust several weeks to address the administrative tasks associated with sending letters of transmittal, receiving old certificates, issuing new shares, and paying out the fractional shares which are redeemed in connection with the Reverse Share Split, as further discussed below.

Shareholders who will retain Common Shares after the Recapitalization or who will receive shares of Series A Preferred Shares in the Recapitalization will accrue cash dividends paid with respect to their shares when declared by the Board, if any.

Series A Preferred Shares

The relative powers, rights, preferences and restrictions of the Series A Preferred Shares are set forth on the Amendment attached to this proxy statement at Exhibit A. The principal characteristics of the Series A Preferred Shares, as compared to the Trust’s Common Shares, are as follows:

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Voting Rights. Holders of Series A Preferred Shares will not be entitled to vote on any matter except as required by law.

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Dividend Entitlement. The Board anticipates that the Trust will continue to declare and pay dividends at times and in amounts consistent with the Trust’s historical practices, and that dividends declared per Common Share and per Series A Preferred Share will have identical terms.  However, there is no requirement that any dividends declared be identical or similar in respect of the Common Shares and the Series A Preferred Shares.

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Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Trust, distributions shall be made pro rata to the holders of Common Shares and Series A Preferred Shares as if the Common Shares and Series A Preferred Shares belonged to one class.

Transfer of Shares in the Reverse Share Split and Forward Share Split

At the effective time of the Reverse Share Split, all outstanding shares of our Common Shares will be exchanged as follows:

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Record holders owning fewer than 2,448 Common Shares immediately prior to the Reverse Share Split will be cashed out at the Redemption Price of $3.00 per pre-split share;

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Record holders owning 2,448 or more shares of Church Loans’ Common Shares will be converted on a one-for-2,448 basis. Thereafter, the record holders will receive 2,448 Common Shares for each Common Share held immediately following the Reverse Share Split in connection with the Forward Share Split.

Conversion of Shares in the Transactions Following the Forward Share Split:

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All outstanding Common Shares held by shareholders of record owning less than 7,000 Common Shares will have each Common Share converted to one Series A Preferred Share in connection with the Series A Conversion;

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All outstanding Common Shares held by shareholders of record owing 7,000 or more Common Shares will continue to hold Common Shares in the same amount owned following the Forward Share Split.

Tax Withholding

Shareholders subject to United States federal backup withholding requirements may be subject to backup withholding on any cash received in lieu of a fractional share in the Reverse Share Split. Backup withholding will not apply, however, to a shareholder who (i) furnishes a correct taxpayer identification number and certifies that the shareholder is not subject to backup withholding on the substitute Form W−9 included in the letter of transmittal, or (ii) who otherwise properly establishes that the shareholder is exempt from backup withholding.

Exchange of Certificates

Assuming the shareholders approve the Recapitalization, we anticipate filing the Amendment to the Declaration of Trust, substantially in the form of Appendix A attached to this proxy statement, with the County Clerk of Potter County, Texas. The Recapitalization will be completed upon the effective time of the Series A Conversion, which we anticipate as being 7 a.m. on ___________, 2010.

Church Loans will serve as the exchange agent for this transaction. As soon as practicable after the effective date of the Recapitalization, certain shareholders will be notified and asked to deliver their currently issued share certificates to the exchange agent. In addition to this notification, those record shareholders owning fewer than 2,448 Common Shares will receive a cash payment equal to the Redemption Price for each share held. Similarly, those record holders owning 2,448 or more , but fewer than 7,000, shares immediately following the Forward Share Split will receive certificates representing the Series A Preferred Shares held by that shareholder after the Recapitalization.  No interest will be paid or accrued on the cash payable to record holders after the Recapitalization is effected. You will not pay any service charges in connection with the delivery of your certificates or the payment of any cash, if applicable. All of these expenses will be assumed by the Trust.

You should not send your share certificates now. You should send them only after you receive a letter of transmittal from Church Loans. Letters of transmittal will be mailed soon after the Recapitalization is completed.

Timing of Closing of Recapitalization

If the Recapitalization is approved by the Trust’s shareholders, each of the Reverse Share Split, Forward Share Split and the Series A Conversion will become effective on the date and at the time specified in the Amendment filed with the County Clerk of Potter County, Texas. It is currently anticipated that the effective time of the Reverse Share Split will be 6 p.m. Central Standard Time on __________, 2010, the effective time of the Forward Share Split will be 6 a.m. Central Standard Time on ____________, 2010, and the effective time of both Series A Conversion will be 7 a.m. Central Standard Time on _____________, 2010. In the event that the Board changes the effective date for any part of the Recapitalization, it will notify shareholders via a press release.

Anticipated Accounting Treatment

The accounting treatment will be in accordance with U.S. generally accepted accounting principles.

Common Shares cashed out in connection with the Reverse Share Split will result in such Common Shares being included in Church Loans’ authorized but unissued shares of beneficial interest, available for issuance in the future.

Fees and Expenses

We have estimated that the total number of shares that will be purchased by the Trust in connection with the Reverse Share Split is approximately 1,276,686. Assuming all the fractional shares are purchased at the Redemption Price of $3.00 per pre-split share, the total cost to us would be $3,830,058. This amount does not include our expenses associated with the Recapitalization, which we estimate to be $141,000, as discussed below.

We will pay all fees and expenses associated with this Recapitalization. We estimate that Recapitalization related fees and expenses will be $141,000, consisting of the following:

Financial Advisor fees and expenses (including Fairness Opinion)	$25,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$7,000
Printing, solicitation and mailing costs	$17,000
SEC filing and EDGAR fees	$12,000
Miscellaneous expenses	$5,000

Total estimated expenses

$          141,000

Although we do not currently expect to do so, we may engage one or more proxy solicitation firms to assist in the delivery of proxy materials and solicitation of completed proxies and compensate those firms for doing so.

In the event a shareholder has lost his share certificate(s), we will assume all costs associated with lost certificates, provided that the shareholder promptly executes the requisite affidavit and indemnity instruments.

Source and Amount of Funds

We expect we will pay approximately $3,971,000 in the aggregate with respect to the Recapitalization, including the purchase of fractional shares. The Trust intends to draw against its existing line of credit with Amarillo National Bank as its primary source of funding for the shares to be cashed out and the expenses of the Recapitalization.  The trust may also use existing cash reserves, funds obtained from the issuance of “Master Notes” (as described in the “Past Contacts, Negotiations, and Agreements section on page 44), and other new lines of credit to fund the Recapitalization.

Our current credit facility with Amarillo National Bank was entered into on January 31, 2009, has a three-year term, and allows for borrowings up to a maximum of $49,000,000. The interest rate on this credit facility adjusts in accordance with the lesser of the 30-day, 90-day or 180-day London Interbank Offered Rates (“LIBOR”) plus 2.50% or the J.P. Morgan Chase & Co. prime rate as selected on the applicable adjustment dates by Church Loans, with an interest rate floor of 4%.  The current effective interest rate is 4%.  This credit facility is the Trust’s primary source of liquidity and used for general operating expenses; currently, there is no plan to repay this facility in full.  The credit facility is secured by substantially all of the financial assets of the Trust, including any deposits of the Trust with Amarillo National Bank.

Dissenters’ Rights

No appraisal or dissenters’ rights are available under Texas law or under Church Loans’ Declaration of Trust or Bylaws to holders of Common Shares in connection with any of the transactions contemplated by the Proposals.  Other rights or actions may exist under Texas law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Recapitalization.

Reservation of Rights

The Board reserves the right to abandon the Recapitalization without further action by our shareholders at any time before the filing of the necessary amendment to our Declaration of Trust with the County Clerk of Potter County, Texas, even if the Recapitalization has been approved by our shareholders at the Special Meeting. By voting in favor of the Recapitalization you also are expressly authorizing the Board to determine not to proceed with the Recapitalization if it should decide on that course of action.

We (along with any other person or entity to whom we may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

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make such inquiries, whether of any shareholder(s) or otherwise, as we may deem appropriate for purposes of effecting the Recapitalization; and

•

resolve and determine, in our sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of shares held of record by any holder immediately prior to the effective time of the Recapitalization. Our determinations shall be final and binding on all parties, and no person or entity shall have any recourse against Church Loans or any other person or entity with respect thereto. The Board intends to use the shareholder records maintained in the ordinary course to determine the number of shares held of record by each shareholder on the Record Date.

For purposes of effecting the Recapitalization, we may in our sole discretion, but shall not have any obligation to do so:

•

presume that any Common Shares registered in the name of a record shareholder are held by a person distinct from any other person, notwithstanding that the record holder of a separate discrete account has the same or a similar name; and

•

aggregate the shares held of record by any person or persons that we determine to constitute a single holder for purposes of determining the number of shares held by such holder.

ADDITIONAL SPECIAL MEETING INFORMATION

Time and Place

This proxy statement is being furnished to Church Loans shareholders in connection with the Board’s solicitation of proxies to be used at the Special Meeting and at any adjournment of that meeting. The Special Meeting is scheduled to be held on ____________, 2010, at [10:00 a.m.], Central Standard Time, at the [Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle], Amarillo, Texas. The telephone number of the Trust’s principal office in Amarillo, Texas is (806) 358−3666. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about ______________, 2010.

Purposes of Special Meeting

Our Board has authorized, and recommends for your approval at the Special Meeting, the adoption of the Amendment to our Declaration of Trust that will result in the Recapitalization. The Recapitalization is comprised of:

•

Proposal 1: Setting the number of authorized shares of beneficial interest at 100,000,000;

•

Proposal 2: Authorizing the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code;

•

Proposal 3: Authorizing the designation of the Series A Preferred Shares;

•

Proposal 4: Effecting a one-for-2,448 Reverse Share Split and cashing out shareholders with less than one full Common Share resulting from the Reverse Share Split at a $3.00 per pre-split share Redemption Price;

•

Proposal 5: Effecting a 2,448-for-one Forward Share Split to be effective following the Reverse Share Split;

•

Proposal 6: Converting those Common Shares owned by shareholders of less than 7,000 Common Shares following the Forward Share Split to Series A Preferred Shares on a one share for one share basis.

The Recapitalization can only occur if each of Proposals 3 through 6 are approved by the shareholders at the Special Meeting.  Consequently, the effectiveness of each of Proposals 3 through 6 is conditioned upon the approval of each of such Proposals.  Proposals 1 and 2 are not similarly conditioned upon approval of any other Proposal or Proposals.

Our Board will have the discretion to determine if and when to effect the Recapitalization and reserves the right to abandon the Recapitalization even if it is approved by the shareholders. The Recapitalization will become effective at the time set forth in the Amendment and after the filing of the Amendment to our Declaration of Trust with the County Clerk of Potter County, Texas. The form of the Amendment is attached to this proxy statement as Appendix A.

We expect that if our shareholders approve and the Board elects to effect the Recapitalization, the transaction will be completed as soon as practicable after the Special Meeting.

Who Can Vote at the Special Meeting

Holders of record of Common Shares at the close of business on ______________, 2010 will be entitled to vote at the Special Meeting (the “Record Date”). As of September 30, 2009, the Trust had a total of

10,217,094 outstanding Common Shares. Each Common Share entitles its owner to one vote on each matter calling for a vote of shareholders at the Special Meeting. As of September 30, 2009, our executive officers and Trust Managers had the power to vote a total of 6.03% of the Trust’s issued and outstanding shares. Our executive officers and Trust Managers intend to vote all shares owned or controlled by them in favor of the Amendment.

Voting and Revocation of Proxies

You may vote your shares in person by attending the Special Meeting or by mailing us your completed proxy, if you are unable or do not wish to attend. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions given. If a proxy is executed and returned with no instructions given, the proxy will be voted FOR each of the six Proposals.

You can revoke your proxy at any time before Church Loans takes a vote at the meeting by:

•	delivering to our Secretary at the Trust’s offices on or before the business day prior to the Special Meeting, a signed proxy card bearing a later date or a written revocation of the proxy;
•	delivering to us at the Special Meeting but prior to the taking of the vote a signed proxy card dated a later date or a written revocation; or
•	attending the Special Meeting and voting in person.

Revoking a proxy will not affect the vote once it has been taken. Attendance at the Special Meeting will not, in itself, constitute a revocation of a proxy. You must vote in person at the Special Meeting if you wish to change a vote that you have previously made by submitting a signed proxy.

Vote Required for Approval

The presence, in person or by proxy, of the holders of at least a majority of the Trust’s Common Shares entitled to vote at the Special Meeting is necessary to constitute a quorum. Because many of our shareholders cannot attend the Special Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient shareholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

Approval of each of the Proposals, all of which are incorporated into the proposed Amendment to the Trust’s Declaration of Trust, requires the affirmative vote of the holders of a majority of the issued and outstanding Common Shares. If you do not vote your shares, it will have the same effect as a vote “against” the Proposals and, thus, the Amendment and Recapitalization.

The Proposals are “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in “street” name. Accordingly, shares held in street name that have been designated by brokers on proxy cards as not voted with respect to a particular Proposal (“broker non-vote shares”) will not be counted as votes cast in favor of a particular Proposal and, as a result, will have the same effect as a vote against it.  Broker non-votes will also not be counted for purposes of determining whether a quorum is present.

Abstentions will be counted for purposes of determining whether a quorum is present at the Special Meeting. However, abstentions will not be counted in tabulating the votes cast on any Proposal submitted to the shareholders. As a result, abstentions will have the same effect as a vote against the Recapitalization.

Solicitation of Proxies

The Trust will pay the cost of preparing, assembling and mailing this proxy statement and other related proxy solicitation expenses, if any. Solicitation of proxies will be made initially by mail. Trust Managers, officers and employees of the Trust may solicit proxies in person, by telephone or other means without additional compensation. The Board reserves the right to engage a firm to assist the Board in the solicitation of proxies in connection with this Special Meeting.

We are mailing this proxy material to our shareholders on or about _____________, 2010.

Recommendation of the Board

Each of the Proposals and the Recapitalization have been unanimously approved by the Trust’s Board. Your Board recommends a vote “FOR” adoption of the proposed Amendment to the Declaration of Trust which will (i) set the number of shares of beneficial interest in the Trust at 100,000,000, (ii) authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code, (iii) authorize the designation of the Series A Preferred Shares, (iv) effect a 2,448-for-one Reverse Share Split and cash out of fractional shares equal to a $3.00 Redemption Price per per-split share, (v) effect a 2,448-for-one Forward Share Split following the Reverse Share Split and (vi) convert Common Shares held by shareholders owning less than 7,000 Common Shares held by shareholders following the Forward Share Split to Series A Preferred Shares.

INFORMATION ABOUT THE TRUST

Church Loans & Investments Trust is a real estate investment trust organized under the laws of the State of Texas in March 1963.  Although we have the authority to engage in the business of buying, selling and leasing of real estate, we have heretofore restricted our business activities primarily to making loans to churches and other nonprofit organizations and assisted living centers which are secured by a first mortgage on real estate owned by such borrowers.

The control and management of our properties, and all powers necessary or appropriate to effect any and all of the purposes for which we are organized, is vested in the Board of Trust Managers.

We are qualified as a “real estate investment trust” under Sections 856-858 of the Internal Revenue Code of 1986 as amended (the “Internal Revenue Code” or “Code”).  It is our intention to continue to qualify as a real estate investment trust under the Code.

We maintain an office located at 5305 I-40 West, Amarillo, TX 79106 (telephone 806-358-3666).

Officers and Trust Managers

The following tables set forth certain information with respect to members of the Board and executive officers of the Trust.

TRUST MANAGERS

Board of Trust Managers.  The following information is furnished as to each individual who now serves as a member of our Board of Trust Managers.  This information includes each Trust Manager’s business experience for the last 5 years.

• B. R. McMorries, age 82, is a consulting engineer. He has served as a Trust Manager since 1963. He serves as Chairman of the Board of Trust Managers.

•

Larry G. Brown, age 66, is the President of Larry Brown Realtors, Inc. and is a licensed realtor.  He has served as a Trust Manager since 1981.  He serves as Vice-Chairman of the Board of Trust Managers.

• Jack R. Vincent, age 79, is engaged in farming and ranching operations. He has served as a Trust Manager since 1989.

• Steven Rogers, age 61, is a commercial real estate agent. He has served as a Trust Manager since 1990.

•

Michael A. Bahn, age 65, is the Vice-President of Amarillo Blueprint Co., an office equipment and supply and reproduction services business. He has served as a Trust Manager since 1997.  He serves as Secretary of the Board of Trust Managers.

• Michael W. Borger, age 54, is the President of Turnkey Leasing, Ltd., an equipment leasing business. Mr. Borger has served as a Trust Manager from 1988 to 1990 and again since 2002.

•

Stephen W. Myers, age 53, is the principal owner and President of Turnkey Computer Systems, LLC, a computer software provider with emphasis in the cattle feeding industry.  Mr. Myers has served as a Trust Manager since January 2008.

•

E. Stan Morris, Jr., age 61, is a certified public accountant and an employee of the public accounting firm of Brown, Graham & Trust, P.C.  Mr. Morris has served as a Trust Manager since January 2008.

OFFICERS

•

Jason L. Hall, age 35, serves as our President and Chief Executive Officer.  Mr. Hall served as Vice-President of Commercial Lending for First United Bank of Amarillo, Texas, from 2004 until joining Church Loans in the fourth quarter of 2009.

• Robert E. Fowler, age 56, serves as our Senior Vice-President-CFO and Information Systems. Mr. Fowler has served in such capacity for 28 years.

•

Scott C. Nickson, age 27, serves as Vice-President-Lending.  Mr. Nickson has served in such capacity since 2008.  Prior to serving in such capacity, Mr. Nickson served as a high school teacher and coach.  Mr. Nickson holds a BBA in Finance and a Master of Science in Economics, both degrees from Texas A & M University.

Security Ownership of Officers, Trust Managers and 5% Shareholders

The following table indicates the persons known by us to own beneficially more than 5 percent of our Common Shares as of September 30, 2009:

Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership	Percent of Class

Edith M. Brandon 3001 Teckla, Amarillo, TX 79106	605,323 shares	5.92%

The following table indicates the number of our Common Shares owned by the Board of Trust Managers and Executive Officers, individually and as a group as of September 30, 2009:

Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership(1)	Percent of Class
B. R. McMorries 1601 Jordan, Amarillo, TX 79106	423,672	4.15%
Jack R. Vincent 6303 Stoneham Drive, Amarillo, TX 79109	3,500	0.03%
Steven Rogers 6206 Calumet, Amarillo, TX 79106	2,800	0.03%
Michael A. Bahn 7134 Adirondack Trail, Amarillo, TX 79106	1,650	0.02%
Stephen W. Myers 8401 New England Drive, Amarillo, TX 79119	50,000	0.49%
Michael W. Borger 43 Cypress Point, Amarillo, TX 79124	63,000	0.62%
E. Stan Morris, Jr. 6308 Calumet Road, Amarillo, TX 79106	5,000	0.05%
Jason L. Hall (2) 3533 Bremond Dr., Amarillo, TX 79109	0	0.00%
Robert E. Fowler 6714 Mosley St., Amarillo, TX 79119	23,287	0.23%
Scott C. Nickson 6718 Nicholas Drive., Amarillo, TX 79109	425	0.00%

All Trust Managers and Executive Officers as a Group	616,121	6.03%

(1)  The nature of beneficial ownership of such shares is either directly by such named person, indirectly through such person’s spouse or through Individual Retirement Accounts directed by such person or their spouse.

(2)  Jason Hall assumed the role of President and CEO of the Trust on December 1, 2009.

Past Contacts, Transactions, Negotiations and Agreements

During the past two years, neither the Trust has engaged in significant transactions with any of their affiliates, executive officers or Trust Managers, other than the “Master Notes” described below. The concept of “significant transactions” includes any transaction or series of similar transactions with an aggregate value in excess of $60,000.

There are no agreements between the Trust, the Trust’s executive officers and Trust Managers and any other person with respect to any Common Shares.

The Trust is not aware of any arrangements that may result in a change in control of the Trust. Presently, the Trust does not have any plans, proposals or negotiations that relate to or would result in: (i) any purchase, sale or transfer of a material amount of the assets of the Trust; (ii) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (iii) any change in the present Board of Trust Managers, including any plans or proposals to change the number or term of Trust Managers or to fill any existing vacancies on the Board; or (iv) any other material change in the Trust’s legal structure or business.

We issue a limited number of “Master Notes” which are unsecured debt instruments.  We pay the obligee of such notes interest at the rate of one and one-quarter percent per annum (1.25%) less than the prime lending rate of Amarillo National Bank, our primary lender, but not less than 3%.  As of March 31, 2009, we had entered into Master Note Agreements with B. R. McMorries, Chairman of the Board of Trust Managers, and related persons, in the amount of $3,292,429; Larry Brown, Vice-Chairman of the Board of Trust Managers and related persons, in the amount of $1,627,209; Stephen W. Myers, a member of the Board of Trust Managers, and related persons in the amount of $291,558; Michael W. Borger, a member of the Board of Trust Managers, and related persons, in the amount of $159,985; and Edith M. Brandon, a person owning more than 5% of the outstanding share of the Trust, and related persons, in the amount of $6,755,483.  The terms of such Master Notes are the same as Master Notes entered into with other unrelated persons, except as to the amounts thereof.

Market Price of Common Shares and Related Information

The Trust had 10,217,094 Common Shares outstanding which were held by approximately 2,632 holders of record  as of September 30, 2009.

Dividends.  Cash dividends on all our outstanding shares of beneficial interest are declared twice annually to shareholders of record as of March 31 and December 31. Dividends paid during fiscal years 2008 and 2009 were as follows:  Fiscal Year 2008:  Dividend/Share $.31 per share (based on three months of fiscal 2007 taxable income and nine months of fiscal 2008 taxable income); Fiscal Year 2009:  Dividend/Share $.35 per share (based on three months of fiscal 2008 taxable income and nine months of fiscal 2009 taxable income).

An additional dividend of $.06 per share was declared in April 2009 based upon fiscal 2009 taxable income (see Note 5 of the Notes to Financial Statements).  This additional dividend was paid during fiscal 2010 to shareholders of record as of March 31, 2009.

As a real estate and investment trust, dividends are based on taxable income which varies from net income reported in the financial statements because of temporary differences (differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years). Furthermore, as a real estate and investment trust, it is necessary that we distribute at least 90% of our taxable net income to our shareholders.  Therefore, dividends may from time to time exceed the net cash provided by operations.  In that event, the excess is paid from the net cash flows provided by investing activities and financing activities.

Market Price Data. There is no established public trading market for our shares of beneficial interest.  The range of high and low bid information for shares of beneficial interest for each quarter within the last two fiscal years are set forth in the following table.

Quarter	2009		2008
	High	Low	High	Low
October-December	$3.50	$2.88	$3.25	$3.00

January-March	3.30	2.70	3.25	2.50

April-June	3.30	3.00	3.15	2.50

July-September	3.35	3.10	3.50	2.75

The Trust has no compensation plans authorized to issue equity securities and no outstanding options, warrants or rights.

The Trust has not made an underwritten public offering of the Trust’s Common Shares for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A (Securities Act Rule 251 through 263).

After the Recapitalization, we intend to deregister our Common Shares so that the Trust is no longer an Exchange Act reporting company. As a result, we anticipate that our Common Shares will not be eligible for trading on any national exchange. There is no guarantee that an established trading market will develop for the Trust’s Common Shares or Series A Preferred Shares, and the Trust has no current plans to assure that shares will be eligible for trading on an automated trading system operated by a national securities association.

Recent Transactions. Except as otherwise set forth herein, neither the Trust nor any executive officer, director, affiliate or subsidiary of the Trust, nor any of the Trust’s or any subsidiary’s pension, profit sharing, or similar plan, has engaged in any transaction in the Trust’s Common Shares during the past sixty (60) days.

FINANCIAL INFORMATION OF THE TRUST

Selected Consolidated Financial Data (Unaudited)

The following tables set forth selected financial data for the Trust for the fiscal years ended March 31, 2009 and 2008 and the six month periods ended September 30, 2009 and 2008.  This selected financial data has been derived from, and should be read in conjunction with, our audited consolidated financial statements as of, and for, the years ended March 31, 2009 and 2008 as well as accompanying notes, which are incorporated herein by reference from our annual report on Form 10-K for the year ended March 31, 2009, and our unaudited condensed consolidated financial information as of, and for the six months ended September 30, 2009 and 2008 as well as accompanying notes, which are incorporated herein by reference from our quarterly report on Form 10-Q for the six months ended September 30, 2009.

	September 30,		March 31,
	2009	2008	2009	2008
Financial Condition Data:
Total assets	$85,208,757	$68,233,745	$78,315,575	$68,856,323
Loans receivable, net (1)	84,193,678	65,478,750	77,318,892	66,145,810
Borrowings (2)	52,934,214	35,762,635	46,878,136	37,440,391
Shareholders' equity	31,844,292	32,267,737	31,100,730	31,183,304
Book value per common share	$3.12	$3.16	$3.04	$3.05

	Six Months Ended September 30,		Year Ended March 31,
	2009	2008	2009	2008
Operating Data:
Interest and fee income	$3,220,685	$3,153,318	$6,099,298	$7,304,802
Interest expense	901,398	716,456	1,332,326	2,749,919
Net interest income	2,319,287	2,436,862	4,766,972	4,554,883
Provision for loan losses	339,000	95,000	170,000	125,000
Noninterest income	31,809	19,126	132,977	544,958
Noninterest expense	655,508	561,358	1,141,431	1,653,039
Income before income taxes	1,356,588	1,799,630	3,588,518	3,331,802
Income tax expense	-	-	95,110	64,358
Net income	$1,356,588	$1,799,630	$3,493,408	$3,267,444

Selected Other Data:
Net income per share(3)	$0.13	$0.18	$0.34	$0.32
Dividends per share	.06	.07	0.35	0.31

(1)	Loans receivable, net, represents gross loans less net deferred loan fees and allowance for loan losses.
(2)	Borrowings represent balances owed under a line of credit payable to a bank as well as other demand notes payable.

(3)	Net income per share represents net income divided by the weighted average common shares outstanding.

Selected Consolidated  Pro Forma Financial Information (Unaudited)

The following pro forma financial information is condensed and unaudited and should be read in conjunction with our historical consolidated financial statements and accompanying notes, which are incorporated by reference into this proxy statement.  The pro forma financial information is intended to illustrate the approximate effect that the estimated cash payments for fractional shares resulting from the Reverse Share Split, the issuance of Series A Preferred Shares and related expenses of the Recapitalization would have had on the Trust’s financial condition and results of operation if completed at an earlier date.  The pro forma financial information is based on the assumptions stated in the notes to the pro forma financial statements, which should be carefully considered.  The following unaudited pro forma consolidated financial information as of September 30, 2009 and for the six months ended September 30, 2009 and for the year ended March 31, 2009 gives effect to the following assumptions:

* We have assumed that the Rule 13e-3 transaction occurred as of September 30, 2009 for purposes of the consolidated balance sheet, as of April 1, 2008 for purposes of the consolidated statement of income for the year ended March 31, 2009, and as of April 1, 2008 for purposes of the consolidated statement of income for the six months ended September 30, 2009.

* We have assumed (i) that a total of 1,776,178 shares of beneficial interest will be exchanged for the same number of shares of Series A Preferred Shares, and (ii) that 1,276,686 shares will be cashed out as a result of the Reverse Share Split, at a cost to the Company of $3.00 per share, or $3,830,058.

* We have assumed that we will incur approximately $141,000 in costs and expenses relating to the Rule 13e-3 transaction and that we will realize direct savings of costs currently incurred, estimated to be approximately $67,000 per year as a result of the Rule 13e-3 transaction.

* We have assumed that the expenses and anticipated cost savings in connection with the Rule 13e-3 transaction will be taxed at an effective rate of 2.7% for the year ended March 31, 2009 and zero for the six months ended September 30, 2009.

* As of September 30, 2009, the unaudited book value per share of the Trust’s shares of beneficial interest was $3.12.  At the completion of the Recapitalization, the book value per share as of September 30, 2009, will be reduced from $4.44 per share on a historical basis (as adjusted to account for the decrease in outstanding shares of beneficial interest resulting from the Recapitalization) to approximately $3.89 per share on a pro forma basis.  Because the Common Shares and Series A Preferred Shares have identical rights in liquidation, the adjusted pro forma book value per share of the total equity of the Trust (i.e., all outstanding Common Shares and Series A Preferred Shares) as of September 30, 2009 would be approximately $3.12 on a historical basis and approximately $3.12 on a pro forma basis.

The unaudited pro forma consolidated financial information is intended for informational purposes and is not necessarily indicative of (i) what our actual financial position would have been if the Recapitalization was completed as of the dates indicated or (ii) the results that may be reported by us in the future.

  CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF FINANCIAL CONDITION (UNAUDITED)

CHURCH LOANS & INVESTMENTS TRUST

	As of September 30, 2009

	Historical	Pro Forma Adjustments	Pro Forma Combined

ASSETS
Cash and cash equivalents	$22,356	$-	$22,356
Loans	86,159,438	-	86,159,438
Allowance for loan losses	(1,965,760)	-	(1,965,760)
Net loans	84,193,678	-	84,193,678
Accrued interest receivable	628,965	-	628,965
Property and equipment	214,243	-	214,243
Other assets	149,515	-	149,515
Total assets	$85,208,757	$-	$85,208,757

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Notes payable – Related parties	$12,561,726	$-	$12,561,726

Other notes payable and line of credit	40,372,488	3,971,058	44,343,546
Accrued interest payable	104,805	-	104,805
Other liabilities	325,446	-	325,446
Total liabilities	$53,364,465	$3,971,058	$57,335,523
Shareholders' equity:
Shares of beneficial interest, no par value, 100,000,000 shares authorized (unlimited historical) 7,170,826 shares issued (10,223,690 historical)	$29,762,291	$(9,299,592)	$20,462,699
Series A Preferred Shares 1,776,178 shares issued and outstanding (0 historical)	-	5,328,534	5,328,534
Treasury shares, at cost (6,596 historical)	(16,490)	-	(16,490)
Undistributed net income	2,098,491	-	2,098,491
Total shareholders' equity	31,844,292	(3,971,058)	27,873,234
Total liabilities and shareholders' equity	$85,208,757	$-	$85,208,757

See notes for assumptions

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED) CHURCH LOANS & INVESTMENTS TRUST

	Six Months Ended September 30, 2009

	Historical	Pro Forma Adjustments	Pro Forma Combined

Interest and fee income	$3,220,685	$-	$3,220,685
Interest expense	(901,398)	(78,791)	(980,189)
Net interest income	2,319,287	(78,791)	2,240,496
Provision for loan losses	(339,000)	-	(339,000)
Non-interest income	31,809	-	31,809
Non-interest expense	(655,508)	(89,334)	(744,842)
Net income before income taxes	1,356,588	(168,125)	1,188,463

Net income per share(1)	$0.13	-	$0.17

(1)

Net income per share for the pro forma combined statement does not include the Series A Preferred shares to be issued in the Recapitalization.  Net income per share of the total equity of the company (i.e., all outstanding Common Shares and Series A Preferred Shares) for the period ended September 30, 2009 would be $.13 on a pro forma basis.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED) CHURCH LOANS & INVESTMENTS TRUST

	Year Ended March 31, 2009

	Historical	Pro Forma Adjustments	Pro Forma Combined

Interest and fee income	$6,099,298	$-	$6,099,298
Interest expense	(1,332,326)	(157,582)	(1,489,908)
Net interest income	4,766,972	(157,582)	4,609,390
Provision for loan losses	(170,000)	-	(170,000)
Non-interest income	132,977	-	132,977
Non-interest expense	(1,141,431)	(74,154)	(1,215,585)
Income before income taxes	3,588,518	(231,736)	3,356,782
Income taxes	(95,110)	6,142	(88,968)
Net income	$3,493,408	$(225,594)	$3,267,814

Net income per share (1)	$0.34	$-	$0.46

(1)

Net income per share for the pro forma combined statement does not include the Series A Preferred shares to be issued in the Recapitalization.  Net income per share of the total equity of the company (i.e., all outstanding Common Shares and Series A Preferred Shares) for the period ended March 31, 2009 would be $.37 on a pro forma basis.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED) CHURCH LOANS & INVESTMENTS TRUST AND SUBSIDIARY

	Six Months Ended September 30, 2009	Pro Forma For the Six Months Ended September 30, 2009	Year Ended March 31, 2009	Pro Forma For the Year Ended March 31, 2009

Earnings
Income before income taxes	$1,356,588	$1,188,463	$3,588,518	$3,267,814
Add:
Fixed charges	901,398	980,189	1,332,326	1,489,908

Total earnings and fixed charges	$2,257,986	$2,168,652	$4,920,844	$4,757,722

Fixed charges
Interest expense	901,398	980,189	1,332,326	1,489,908
Other fixed charges	-	-	-	-

Total fixed charges	$901,398	$980,189	$1,332,326	$1,489,908

Ratio of earnings to fixed charges	250.50%	221.25%	369.34%	319.33%

Note: The ratio of earnings to fixed charges has been computed based upon earnings before provision for income taxes and fixed charges.  Fixed charges consist of financing expenses such as interest for the relevant time period.

Notes to Condensed Consolidated Pro Forma Financial Statements

(1)

The Consolidated Pro Forma Statement of Financial Condition assumes the Recapitalization occurred on September 30, 2009.  The Consolidated Pro Forma Income Statement for the year ended March 31, 2009 assumes the Recapitalization occurred on April 1, 2008.  The Consolidated Pro Forma Income Statement for the six months ended September 30, 2009 assumes the Recapitalization occurred on April 1, 2008.

(2)

The Trust assumes that a total of 1,276,686 shares of beneficial interests will be converted to fractional shares as a result of the Recapitalization and be redeemed at a price of $3.00 per share.  The Trust also estimates that transaction fees and expenses will be $141,000, resulting in approximately $3,971,058 of total transaction costs.

(3)	The Trust assumes that all of the cash required to redeem the fractional shares of beneficial interest resulting from the Recapitalization will be obtained from its line of credit with the bank.

(4)	1,776,178 shares of beneficial interests will be exchanged for 1,776,178 shares of Series A Preferred Shares.

(5)

The Trust has adjusted for a pre-tax cost savings, estimated to be $51,666 for the six months ended September 30, 2009 and $66,846 for the year ended March 31, 2009.  This is an estimate of what the actual cost incurred in the period would be for legal, accounting and other professional fees associated with the filing requirements under the Exchange Act.  This adjustment is not a prediction of future results.  No adjustment was made for employee, overhead, indirect or incidental expenses.  Management estimates that costs associated with being an Exchange Act reporting company will be significantly higher in later periods.

(6)	The income tax rate on adjustments is equal to the Company’s tax rate for the same period.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Shareholders may submit proposals for consideration at the 2010 Annual Meeting of Shareholders.  In order for shareholder proposals for the 2010 Annual Meeting to be eligible for inclusion in the Trust’s proxy statement, they must have been received by the Secretary of the Trust at the Trust’s principal office not later than March 19, 2010, and meet all other applicable requirements for inclusion therein.

ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including Church Loans, who file electronically with the SEC. The address of that website is http: //www.sec.gov.

The Trust has filed a transaction statement on Schedule 13E−3 with the SEC in connection with the transaction described in this proxy statement. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E−3. The Schedule 13E−3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

Hein & Associates LLP has been appointed by the Trust’s Board as the independent certified public accountants to audit the Trust’s financial statements for the fiscal year ending March 31, 2010, and the Trust’s shareholders ratified such appointment. We do not anticipate that representatives of our principal accountants will be in attendance at the Special Meeting; however, if representatives of our principal accountants elect to attend the Special Meeting, they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at shareholder request.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Church Loans to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document.

Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC. Our annual report on Form 10-K for the fiscal year ended March 31, 2009, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules and is incorporated herein by reference. Our most recent quarterly report on Form 10-Q for the six month period ended September 30, 2009, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules that are incorporated herein by reference.  The Trust’s latest 10-K was filed with the SEC on June 26, 2009, and its latest 10-Q was filed with the SEC on November 16, 2009. We undertake to deliver promptly, without charge, upon the written or oral request of any shareholder, a separate copy of our annual report on Form 10-K or our quarterly report on Form 10-Q. Requests should be submitted to Michael Borger, Trust Manager, 5305 W. Interstate 40, Amarillo, Texas 79106; telephone 806-358-3666.

This document incorporates by reference the documents listed below that Church Loans has filed previously with the SEC. We are delivering copies of these documents that are incorporated by reference to shareholders in connection with this proxy statement. They contain important information about the Trust and its financial condition.

•

Church Loans’ Annual Report on Form 10-K for the fiscal year ended March 31, 2009; and

•

Church Loans’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

We have not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board,

_____________________________

B.R. McMorries,

Chairman of the Board

Amarillo, Texas

______________________, 2010

APPENDIX A

FORM OF ARTICLES OF AMENDMENT TO DECLARATION OF TRUST

OF

CHURCH LOANS AND INVESTMENTS TRUST

See Attached

FORM OF

ARTICLES OF AMENDMENT

TO THE DECLARATION OF TRUST OF

CHURCH LOANS AND INVESTMENTS TRUST*

Pursuant to Section 4.009 of the Texas Business Organizations Code, Church Loans and Investments Trust hereby submits these Articles of Amendment for the purpose of amending its Declaration of Trust with the County Clerk of Potter County, Texas:

1.

The name of the trust is Church Loans and Investments Trust (the “Trust”).

2.

The Trust is a Texas real estate and investment trust.

3.

Article Three of the Amended and Restated Declaration of Trust of the undersigned Trust shall be amended by striking Article Three thereof and by substituting in lieu of said Article the following, which shall read in its entirety as follows:

ARTICLE THREE

Section 1.

Total Authorized Shares of Capital. The Trust shall have the authority to issue a total of 100,000,000 shares of beneficial interest, none of which shall have any par value.

Section 2.

Division of Shares of Beneficial Interest into Classes.  To the maximum extent permitted by the Texas Business Organizations Code in respect of shares of beneficial interest in the Trust, the Board of Trust Managers shall have the power to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares.

Section 3.

Common Shares.  The common shares of beneficial interest in the Trust (the “Common Shares”) shall be of one and the same class.  Holders of Common Shares shall have one vote per share on all matters submitted to the shareholders of the Trust for their vote, consent, waiver, release, or other action, and shall be entitled to participate pro rata on the number of shares outstanding (excluding any shares held in treasury) on the relevant date of determination with holders of Series A Preferred Shares in the distribution of the net assets of the Trust upon dissolution.

Section 4.

Series A Preferred Shares. The Series A preferred shares of beneficial interest in the Trust (the “Series A Preferred Shares”) shall be of one and the same class.

A.

Rank.  The Series A Preferred Shares, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of the Trust, rank pari passu with the Common Shares.  The Series A Preferred Shares are junior to indebtedness issued from time to time by the Trust, including notes and debentures.

B.

Voting Rights.  Holders of Series A Preferred Shares are entitled to vote only as and to the extent required by law.  On those matters on which the holders of the Series A Preferred Shares are entitled to vote, the holders have the right to one vote for each such share of Series A Preferred Shares held, and the votes shall be counted cumulatively with those votes cast by holders of the Common Shares except to the extent approval is required by a separate class under applicable law.

C.

Dividend Rights.  Holders of Series A Preferred Shares may receive dividends in such amounts and on such dates as are determined by the Board of Trust Managers.  The Trust is not required to pay any dividends and has the right to waive the declaration or payment of dividends. Any dividends waived by the Trust will not accumulate to future periods and will not represent an actual or contingent liability of the Trust.

* This form of Articles of Amendment assumes that each of Proposals 1 through 6 are approved at the Special Meeting.  If any of Proposals 3 through 6 are not approved and if Proposals 1 and 2 are approved, appropriate changes will be made to the Articles of Amendment, including deletions of Sections 4, 5, 6 and 7 of Article Three.

D.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, distributions shall be made pro rata to the holders of Common Shares and holders of Series A Preferred Shares as if the Common Shares and Series A Preferred Shares belonged to one class.

E.

Pre-emptive Rights.  Holders of Series A Preferred Shares shall not have pre-emptive rights to purchase additional Series A Preferred Shares (which are designated as such by the Board) at such times as any additional Series A Preferred Shares are issued by the Trust.  Holders of Series A Preferred Shares do not have any pre-emptive rights to purchase shares of any other class of shares of beneficial interest in the Trust that may be authorized or issued in the future.

Section 5.

Reverse Share Split. On _____________, 2010 at 6:00 p.m. Central Standard Time (the “Reverse Effective Time”), each Two Thousand Four Hundred Forty-Eight (2,448) issued and outstanding Common Shares held by any one record shareholder shall automatically, without further action on the part of the Trust or any holder of such Common Shares, be reclassified and converted into one (1) Common Share (the “Reverse Share Split”). In lieu of the issuance of any fractional shares of less than one whole Common Share that would otherwise result from the Reverse Share Split, any holder of Common Shares who would otherwise be entitled to receive less than one share in total shall be entitled to receive the amount of $3.00 in cash for each Common Share held immediately prior to the Reverse Effective Time.

Section 6.

Forward Share Split.  At 6:00 a.m. Central Standard Time on ____________, 2010 (the “Forward Effective Time”), each one (1) Common Share then issued and outstanding and held by the record shareholders will, without any further action on the part of the Trust or any holder of such Common Shares, be reclassified as and converted into Two Thousand Four Hundred Forty-Eight (2,448) Common Shares (the “Forward Share Split”).

Section 7.

Series A Preferred Share Conversion. On _____________, 2010 at 7:00 a.m. Central Standard Time following the Forward Share Split (the “Conversion Effective Time”), each Common Share outstanding held by a record holder of fewer than Seven Thousand (7,000) shares of issued and outstanding Common Shares shall automatically without further action on the part of the Trust or any holder of such Common Shares be reclassified as Series A Preferred Shares (the “Series A Share Conversion”), on the basis of one Series A Preferred Share for each Common Share so reclassified, which Series A Preferred Shares shall thereupon be duly issued and outstanding, fully paid and non-assessable. Each Common Share outstanding and immediately prior to the Series A Share Conversion owned by a shareholder who is the record holder of Seven Thousand (7,000) or more Common Shares shall not be reclassified as a Series A Preferred Share. Following the Series A Share Conversion, holders of Seven Thousand (7,000) or more Common Shares shall continue to hold Common Shares.

Section 8.

Price of Shares.  Shares may be sold and issued for such consideration as may be fixed from time to time by the Trust Managers, but may not be issued until the full amount of the consideration therefore has been paid.  When such consideration has been paid to the Trust, the shares shall be deemed to have been issued and the person, association or corporation entitled to receive such shares shall be the owner with respect to such shares, and such shares shall be considered fully paid and non-assessable.  The Trust Managers shall not, at any time, fix the price at which shares are to be sold and issued in an amount in excess of any price of such shares as fixed or determined by any governmental agency, authority or body having jurisdiction.

Section 9.

Shares Non-assessable.  The shares of the Trust shall, when paid for, be non-assessable.

Section 10.

Liability of Shareholders.  The holders of the shares of the Trust shall not be personally liable on account of any of the contractual obligations undertaken by the Trust.  Furthermore, all written contracts to which the Trust is a party shall include a provision stating that the holders of shares shall not be personally liable thereon.

4.

The Reverse Share Split, the Forward Share Split and the Series A Share Conversion will be completed as follows:

(a)

Following the Conversion Effective Time, the Trust will deliver to shareholders holding less than one full share following the Reverse Share Split: 1) a letter of transmittal with instructions as to how such shareholders shall endorse and submit their Common Share certificates to the Trust and 2) a check made payable to the shareholder in an amount equal to the number of Common Shares held by such shareholder prior to the Reverse Share Split, multiplied by $3.00.

(b)

Following the Conversion Effective Time, the Trust will deliver to shareholders holding Two Thousand Four Hundred Forty-Eight (2,448), or more, but less than Seven Thousand (7,000), Common Shares immediately following the Forward Share Split:  1) a letter of transmittal with instructions as to how such shareholders shall endorse and submit their Common Share certificates to the Trust and 2) a certificate representing the number of Series A Preferred Shares held by the shareholder following the Series A Share Conversion.

 (c)

Each record shareholder will deliver to the Trust such instruments and certificates as required by the Trust, including that shareholder’s existing share certificates and/or required affidavits and indemnity agreements. If the record shareholder owns less than Two Thousand Four Hundred Forty-Eight (2,448) Common Shares at the Reverse Effective Time, that shareholder will receive an amount equal to $3.00 multiplied by the number of Common Shares held by such shareholder immediately prior to the Reverse Effective Time. If the shareholder owns less than 7,000 Common Shares immediately following the Forward Share Split and at the Conversion Effective Time, that shareholder will receive a certificate representing the shareholder’s ownership of the number of Series A Preferred Shares resulting from the Reverse Share Split, the Forward Share Split and the Series A Share Conversion.

5.

The amendments to the Declaration of Trust referenced in Article 3 of this Articles of Amendment were (i) adopted by the Trust’s Board of Trust Managers on October 30, 2009 and (ii) adopted and approved by the shareholders of the Trust on ___________, 2010 in conformity with Section 200.053 of the Texas Business Organizations Code and the governing documents of the Trust.

This ___ day of

____, 2010.

CHURCH LOANS AND INVESTMENTS TRUST

By:________________________________________

B.R. McMorries

Chairman of the Board

STATE OF TEXAS

§

§

COUNTY OF POTTER

§

This instrument was sworn to and acknowledged before me this ____ day of _________, 2010, by  B. R. McMorries, Chairman of the Board of Trust Managers.

_____________________________________

Notary Public, State of Texas

APPENDIX B

OPINION OF FINANCIAL ADVISOR

(see attached)

December 23, 2009

Mr. Michael W. Borger

Member, Board of Trust Managers

Church Loans & Investments Trust

Amarillo, Texas

Dear Mr. Borger:

You have requested that The Bank Advisory Group, L.L.C. serve as an independent financial analyst and advisor on behalf of the Board of Trust Managers (the “Board”) of Church Loans & Investments Trust, Amarillo, Texas (“Church Loans”).  Specifically, we have been asked to render advice and analysis to the Board in connection with a proposed Recapitalization Transaction (the “Recapitalization”), whereby certain shareholders will receive cash in lieu of fractional shares.  In our role as an independent financial analyst, you have requested our opinion with regard to the financial fairness – from the perspective of the Fractional Shareholders (as delineated below) of the Church Loans’ common shares – of the per share Redemption Price (as delineated below) to be paid by the Church Loans to each Fractional Shareholder.  The specific details of the Recapitalization are described in the provisions of the Notice of Special Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) dated December 23, 2009, as set forth in SEC Form 14A, to which this opinion is attached.

In conjunction with our review of the Proxy Statement, our understanding is that Church Loans & Investments Trust proposes to consummate the Recapitalization pursuant to the following financial terms:

•	A 1-for-2,448 reverse share split of Church Loans’ common shares.
•

For shareholders owning less than an aggregate 2,448 shares of Church Loans’ common shares (the “Fractional Shareholders”), the conversion of all fractional shares of Church Loans’ common shares created as a result of the Recapitalization into the right to receive cash payment of $3.00 per share (the “Redemption Price”) for each pre-reverse share split share of Church Loans’ common shares.

The Bank Advisory Group, L.L.C., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide.  Prior to our retention for this assignment, The Bank Advisory Group had not previously provided financial advisory services to Church Loans & Investments Trust.

In connection with this opinion and with respect to Church Loans, we have reviewed, among other things:

1.

Quarterly financial statements, included in the Church Loans & Investments Trust quarterly report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission, for the periods ended September 30, 2009 and June 30, 2009;

2.

Audited consolidated financial statements, included in the Church Loans & Investments Trust annual reports on Form 10-K, as filed with the U.S. Securities and Exchange Commission, for the fiscal years ended March 31, 2009, 2008, and 2007;

3.

Internal consolidated financial statements for Church Loans for the six-month period ended September 30, 2009;

4.

Certain internal financial analyses and forecasts for Church Loans prepared by the management of Church Loans, including projections of future performance;

5.

For Church Loans, certain other summary materials and analyses with respect to their respective loan portfolios, securities portfolios, wholesale funding, fixed assets, and operations including, but not limited to:  (i) a budgeted balance sheet and income statement for fiscal year 2010; (ii) schedules of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economies, (iii) analyses concerning the adequacy of the allowance for loan losses, (iv) schedules of “other real estate owned,” including current carrying values and recent appraisal values, and (v) schedules of securities, detailing book values, market values, and lengths to maturity, including anticipated “Other Than Temporary Impairment” losses estimated for fiscal year 2010; and,

6.

Such other information – including financial studies, analyses, investigations, and economic and market criteria – that we deem relevant to this assignment.

In connection with this opinion and with respect to the proposed Recapitalization, we have reviewed, among other things:

1.

The Proxy Statement, as filed with the Securities & Exchange Commission on December 23, 2009, to which, in final form, this opinion is appended;

2.

The price-to-equity and price-to-earnings multiples of selected United States real estate investment trusts that have publicly-traded common shares, together with the financial performance and condition of such entities; and,

3.

Such other information – including financial studies, analyses, investigations, and economic and market criteria – that we deem relevant to this assignment.

Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion – not a certification of value.

We have relied upon the information provided by the management of Church Loans, or otherwise reviewed by us, as being complete and accurate in all material respects.  Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of Church Loans.

We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of Church Loans, since the date of the last financial statements made available to us.  We have discussed the relevant information that has been provided to us with the management of Church Loans.

Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, it is our opinion that the terms of the proposed Recapitalization, including, without limitation, the Redemption Price, are fair, from a financial point of view, to the common shareholders of Church Loans & Investments Trust.

This opinion is available for disclosure to the shareholders of Church Loans. Accordingly, we hereby consent to the reference to this opinion and to our Firm in any disclosure materials provided to the shareholders of Church Loans in conjunction with the Form 14A Proxy Statement.

Respectfully submitted,

THE BANK ADVISORY GROUP, L.L.C.

By

REVOCABLE PROXY

CHURCH LOANS AND INVESTMENTS TRUST

SPECIAL MEETING OF SHAREHOLDERS

    __________, 20__

        10:00 a.m.

The undersigned hereby appoints B.R. McMorries and Larry G. Brown, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of beneficial interest in Church Loans & Investments Trust (the “Trust”) which the undersigned is entitled to vote at the special meeting of shareholders of the Trust to be held on _________, 2010, and at any and all adjournments thereof.

The following proposals all involve amendments to the Trust’s Declaration of Trust which:

		For	Against	Abstain
1.	Set the number of authorized shares of beneficial interest at 100,000,000.	☐	☐	☐
		For	Against	Abstain
2.	Authorize the Board to classify shares of beneficial interest in the Trust to the maximum extent permitted by the Texas Business Organizations Code.	☐	☐	☐
		For	Against	Abstain
3.	Designate a series of shares as Series A Preferred Shares.	☐	☐	☐
		For	Against	Abstain
4.

Effect a 1-for-2,448 reverse share split (the “Reverse Share Split”) of the Trust’s shares of beneficial interest and the repurchase of the resulting fractional shares held be each shareholder with less than one full share after the Reverse Share Split at a cash-out price of $3.00 per pre-split share (the “Redemption Price”).

		☐	☐	☐
		For	Against	Abstain
5.	Effect a 2,448-for-1 forward share split to be effective promptly following the effectiveness of the Reverse Share Split (the “Forward Share Split”).	☐	☐	☐
		For	Against	Abstain
6.

Effect a conversion of all shares of beneficial interest held by record shareholders owning fewer than 7,000 shares of beneficial interest, following the Forward Share Split, into shares of Series A Preferred Shares on the basis of one share of beneficial interest for one Series A Preferred Share.

		☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING:				☐

THE EFFECTIVENESS OF PROPOSALS 3 THROUGH 6 IS CONDITIONED UPON THE APPROVAL OF ALL OF PROPOSALS 3 THROUGH 6. THE EFFECTIVENESS OF PROPOSALS 1 AND 2 ARE NOT SIMILARLY CONDITIONED ON THE PASSAGE OF ANY OTHER PROPOSALS.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR” EACH OF THE LISTED PROPOSALS.

If a proxy is returned and no instructions are given, the proxy will be voted for  each of the proposals. If instructions are given with respect to one but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted for any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Special Meeting is presented at the Special Meeting, this proxy shall be voted in accordance with the proxies’ best judgment.

_________________________________

Please be sure to sign and date this proxy in the box below

Dated:

____________________________

Shareholder sign above	Co-Holder (if any) sign above

Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

CHURCH LOANS AND INVESTMENTS TRUST
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The above signed acknowledges receipt from the Trust, prior to the election of this proxy, of a Notice of Special Meeting and a Proxy Statement dated _______, 2010. Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

PLEASE ACT PROMPTLY SIGN, DATE, AND MAIL YOUR PROXY CARD TODAY